(2)(K)(vi)

EXECUTION COPY

CREDIT AGREEMENT

dated as of June 25, 2009

among

ING SENIOR INCOME FUND

THE LENDERS PARTY HERETO,

and

THE BANK OF NOVA SCOTIA,

as Administrative Agent

THE BANK OF NOVA SCOTIA,

as Lead Arranger and Book Runner

Bryan Cave LLP

1290 Avenue of the Americas

New York, New York 10104-3300

ii

SCHEDULES:

Schedule 1	List of Lenders and Commitments

EXHIBITS:

Exhibit A	Form of Assignment and Assumption
Exhibit B	Form of Note
Exhibit C	Outline of Opinion of Counsel to the Borrower
Exhibit D	Form of Written Borrowing Request
Exhibit E	Form of Closing Certificate
Exhibit F	Form of Federal Reserve Form FRU-1
Exhibit G	Form of Compliance Certificate
Exhibit H	Form of Security Agreement
Exhibit I	Form of Control Agreement

iii

CREDIT AGREEMENT, dated as of June 25, 2009, among ING SENIOR INCOME FUND, a Delaware statutory trust (the “Borrower”), the Lenders party hereto, and THE BANK OF NOVA SCOTIA, as Administrative Agent (in such capacity, the “Administrative Agent”).

The parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1            Defined Terms. As used in this Credit Agreement, the following terms have the meanings specified below:

“ABR Loan” means a Loan (or any portion thereof) bearing interest based on the Alternate Base Rate.

“Adjusted Asset Coverage” means, with respect to the Borrower as of any date, the ratio on such date of (a) Adjusted Total Net Assets of the Borrower to (b) Adjusted Senior Debt of the Borrower.

“Adjusted LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

“Adjusted Senior Debt” means, with respect to the Borrower as of any date, the sum of each of the following (without duplication) on such date: (a) Senior Debt of the Borrower plus (b) the net liabilities (excluding Ordinary Liabilities), if any, of the Borrower under all Hedging Agreements determined on a mark-to-market basis, plus (c) all Secured Liabilities of the Borrower, plus (d) all Segregated Liabilities of the Borrower.

“Adjusted Total Net Assets” means, as of any date, an amount equal to the following (without duplication) on such date: (a) Total Net Assets of the Borrower minus (b) the value of all Excluded Assets of the Borrower, minus (c) the excess, if any, of (i) the value of all assets of the Borrower subject to a Lien (other than Liens referred to in Section 7.2(b), (c), (d) and (e)), or that are otherwise segregated, or are on deposit to satisfy margin requirements, over (ii) the sum of all Secured Liabilities and all Segregated Liabilities of the Borrower.

“Administrative Agent” has the meaning set forth in the preamble of this Credit Agreement.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied or approved by the Administrative Agent.

“Affiliate” means an affiliated person, as defined in Section 2(a)(3) of the ICA.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) 2.00% plus the Federal Funds Effective Rate in effect on such day, (c) 2.00% plus the Overnight Eurodollar Rate, and (d) 5.00%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Overnight Eurodollar Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Overnight Eurodollar Rate.

“Anti-Terrorism Order” means Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001.

“Applicable Accounting Principles” means, with respect to the Borrower, those accounting principles required by the ICA and prescribed by the SEC for the Borrower and, to the extent not so required or prescribed, GAAP.

“Applicable Money Market” means any money market applicable to Overnight Loans or LIBOR Loans.

“Applicable Rate” means, with respect to each (a) ABR Loan, the Alternate Base Rate plus 1.00%, (b) LIBOR Loan, the Adjusted LIBO Rate plus 2.00%, and (c) Overnight Loan, the Overnight Rate plus 2.00%.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. For purposes of this definition, “Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“Asset-Backed Security” means a type of bond or note that is based on one or more pools of assets, or collateralized by the cash flows from one or more pools of underlying assets, and includes collateralized bond obligations, collateralized loan obligations and collateralized mortgage obligations.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

“Board” means the Borrower’s board of trustees.

“Board of Governors” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the preamble of this Credit Agreement.

“Borrowing Asset Value” means, at any time, the sum of (a) Net Asset Value plus (b) the Loan Balance.

“Borrowing Request” means a request for a Borrowing in accordance with Section 2.2(a) and, if required in writing, in the form of Exhibit D.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed, provided that, when used in connection with a LIBOR Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Change in Law” means (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Credit Party (or, for purposes of Section 3.3(b), by any lending office of any Credit Party or by such Credit Party’s holding company) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date.

“Code” means the Internal Revenue Code of 1986.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans hereunder in an aggregate amount not exceeding at any one time outstanding the amount set forth adjacent to its name on Schedule 1 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Commitment, as such commitment may be reduced from time to time pursuant to Section 2.3 or pursuant to an Assignment and Assumption. The initial aggregate amount of the Commitments on the date hereof is $155,000,000.

“Commitment Termination Date” means the earlier to occur of (a) the Scheduled Commitment Termination Date, or (b) such earlier date on which the Lenders’ obligations to make Loans shall have otherwise terminated or been terminated.

“Common Stock” means common equity ownership in an issuer.

“Control Agreement” shall have the meaning set forth in Section 5.1(g).

“Credit Agreement” means this Credit Agreement.

“Credit Linked Note” means a note in which the principal or interest payments are increased or decreased based on the total return on a notional value of a reference asset or the occurrence of a credit event of a reference entity.

“Credit Parties” means the Administrative Agent and the Lenders.

“Custodian” means State Street Bank and Trust Company, in its capacity as custodian under the Custody Agreement.

“Custody Agreement” means the Custody Agreement, dated as of December 15, 2000, by and between the Borrower and the Custodian.

“Default” means any event or condition which constitutes an Event of Default or that upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender, as determined by the Administrative Agent, that has (a) failed to fund any portion of its Loans within one Business Day of the date required to be funded by it hereunder, (b) notified the Borrower or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Credit Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Credit Agreement or under other agreements in which it commits to extend credit, (c) failed, one Business Day after request by the Administrative Agent, to confirm that it will comply with the terms of this Credit Agreement relating to its obligations to fund prospective Loans and (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.

“Delayed Settlement Loan Collateral” means Loan Collateral with respect to which the Borrower has entered into a trade and (a) in the case of “Par Loans” such trade has not settled within 10 days and (b) in the case of “Distressed Loans” such trade has not settled within 20 days.

“Derivative” means (a) any rate, basis, commodity, currency, debt or equity swap, (b) any put, cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity futures or forward agreement, (d) any rate, basis, commodity, currency, debt or equity option representing an obligation to buy or sell a security, commodity, currency, debt or equity, (e) any financial instrument whose value is derived from the value of something else, (f) any total return swap, (g) any credit default swap, (h) any Credit Linked Note or (i) any contract under which the parties agree to payments between or among them based upon the value of an underlying asset or other data at a particular point in time.

“Derivative Agreement” means an agreement between the Borrower and one or more counterparties with respect to a Derivative.

“Derivative Asset Value” means, at any time, the net amount, if any, which the Borrower would be entitled, in accordance with each Derivative Agreement, to receive from the relevant counterparty thereto if each such Derivative Agreement and all transactions thereunder terminated at such time in accordance therewith on a complete no fault basis.

“Derivative Liability Value” means, at any time, the greater of (a) the net amount, if any, which the Borrower would be obligated, in accordance with each Derivative Agreement, to pay to the relevant counterparty thereto if each such Derivative Agreement and all transactions thereunder terminated at such time in accordance therewith on a complete no fault basis, and (b)

the fair market value of all margin or other collateral posted by the Borrower as security for the performance of its obligations under such Derivative Agreement.

“Derivative Termination Value” means, at any time, the sum (whether such sum be positive or negative) of the Derivative Asset Value and the Derivative Liability Value.

“Developed Market Country” means the Commonwealth of Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Greece, Ireland, Italy, Japan, Luxembourg, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland and the United Kingdom, in each case so long as it is an OECD Member Nation.

“DIP Loan” means a loan to a Person that is a debtor in possession under Chapter 11 of the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), provided that such loans (a) have been authorized pursuant to 11 U.S.C. Section 364 by the presiding bankruptcy judge in the Chapter 11 case of such Person and (b) are secured by first-priority liens on all assets of the bankruptcy estate of such Person, subject only to customary carveouts and immaterial permitted liens.

“DIP Loan Amount” means the aggregate Value of the Borrower’s Investments in DIP Loans up to 5% of Total Net Assets.

“Distressed Investment” means any (a) Investment (i) an obligor or issuer of which is the subject of a bankruptcy, insolvency, liquidation or other similar proceeding, or (ii) that is a debt investment that has a Distressed Rating, or (b) Derivative one or more of the counterparties in respect of which (i) is the subject of a bankruptcy, insolvency, liquidation or other similar proceeding, or (ii) has a short-term unsecured, non-credit enhanced issuer debt rating equivalent to a Distressed Rating.

“Distressed Loans” means Loan Collateral with respect to which (a) the agent of the credit facility under which the loans were made has advised the Borrower that such loans are trading as distressed loans, (b) such agent has publicly announced that such loans are trading as distressed loans or (c) the Borrower is otherwise aware that such loans are trading as distressed loans.

“Distressed Rating” means, with respect to any debt investment, such investment is publicly rated CCC+ or lower by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) or Caa1 or lower by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s).

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” has the meaning set forth in Section 5.1.

“Electronic Platform” means an electronic system for the delivery of information (including documents), such as IntraLinks On-Demand Workspaces™, that may or may not be provided or administered by Administrative Agent or an Affiliate thereof.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than a natural person) approved by the Administrative Agent, and, unless an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower or any of the Borrower’s Affiliates or subsidiaries.

“Event of Default” has the meaning assigned to such term in Section 8.1.

“Excluded Assets” means, with respect to the Borrower, (a) all equipment, if any, (b) all securities (i) held that are in default or (ii) determined to be worthless pursuant to any policy of the Borrower, (c) all non-exchange traded Common Stock, (d) the Borrower’s Investments in DIP Loans in excess of the DIP Loan Amount, (e) 50% of the Value of all Distressed Investments (excluding the Borrower’s Investments in DIP Loans that are also Distressed Investments (but not in excess of the DIP Loan Amount) and without duplication of the items excluded under clause (b) above), (f) 50% of the Value of all Unrated Investments (excluding the Borrower’s Investments in DIP Loans that are also Unrated Investments (but not in excess of the DIP Loan Amount) and without duplication of the items excluded under clauses (b), (d) or (e) above), (g) all Delayed Settlement Loan Collateral and (h) all deferred organizational and offering expenses of the Borrower.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower under any Loan Document, (a) income or franchise taxes or other taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction (or political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which such Lender’s applicable lending office is located; (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 3.4(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.4(a).

“Existing Credit Agreement” means the Revolving Credit and Security Agreement, dated as of May 24, 2004, as amended, among the Borrower, Charta LLC, as conduit lender, Citibank, N.A. as secondary lender, and Citicorp North America, Inc., as agent.

“Existing Loan Documents” means, collectively, the Existing Credit Agreement, all guarantees, security agreements, control agreements and other Loan Documents (as defined therein).

“Federal Funds Effective Rate” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the

Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the Business Day succeeding such next preceding Business Day, and (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent.

“Federal Reserve Form” means a Form FR U-1 duly completed by each Lender and executed by the Borrower, the statements made in which shall, in the reasonable opinion of the Administrative Agent, permit the transactions contemplated hereby in compliance with Regulation U, together with all instruments, certificates and other documents executed or delivered in connection therewith or attached thereto.

“Feeder Portfolio” means, at any time of determination, an open-end investment company registered under the ICA whose assets consist, in whole or in part, of an investment in a Master Portfolio.

“Foreign Lender” has the meaning set forth in Section 3.4(e).

“Fundamental Policies” means, collectively, (a) the policies and objectives for, and limits and restrictions on, investing by the Borrower set forth in its Prospectus as in effect on the Effective Date and which may be changed only by a vote of a majority of the Borrower’s outstanding voting securities (as defined in Section 2(a)(42) of the ICA), and (b) all policies limiting the incurrence of Indebtedness by the Borrower set forth in its Prospectus as in effect on the Effective Date.

“Funding Obligations” means, collectively, as of any date of determination, (a) the aggregate commitments of the Borrower to make loan advances to any Person or Person pursuant to debt or loan facilities, (b) the obligations of the Borrower to pay previous monthly accrued interest expense and (c) dividends declared and payable by the Borrower.

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Authority” means the government of the United States of America or any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guaranteed” has a meaning correlative thereto.

“Hedging Agreement” means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement, credit default swap, total return swap, Credit Linked Note or other interest or currency exchange rate or commodity price hedging arrangement.

“ICA” means the Investment Company Act of l940.

“Illiquid Investment” means, as of any date:

(a)           With respect to an Investment (other than an Investment in Loan Collateral), any such Investment that has any material condition to or restriction on the ability of the Borrower, the Lenders or any assignee of either thereof to sell, assign, transfer, pledge, hypothecate or otherwise encumber or liquidate the same in a commercially reasonable time and manner (other than customary securities law arrangements or restrictions), whether or not such condition or restriction is intrinsic to such Investment, provided that any condition or restriction that could reasonably be expected to (i) prohibit or delay any such sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation for more than seven (7) Business Days, or (ii) require any payment (other than a nominal amount) in connection therewith, shall be deemed to be a material condition or restriction within the meaning of clause (a).

(b)           With respect to an Investment in Loan Collateral, any such Investment that has any material condition to or restriction on the ability of the Borrower, the Lenders or any assignee of either thereof to sell, assign, transfer, pledge, hypothecate or otherwise encumber or liquidate the same in a commercially reasonable time and manner, whether or not such condition or restriction is intrinsic to such Investment. A material condition or restriction will be deemed to exist with respect to Loan Collateral if any one or more of the circumstances described in clauses (i) through and including (iv) below apply:

(i)            there is any requirement under the credit agreement under which such Loan Collateral was issued that requires the consent of the administrative agent, the borrower or any other Person to the sale, transfer assignment or other disposition of such Loan Collateral to any existing lender under such credit agreement (or affiliate thereof) or any Approved Fund of any such existing lender (or affiliate);

(ii)           such Loan Collateral constitutes a Distressed Loan (but not Delayed Settlement Loan Collateral) and there is any condition or restriction that could reasonably be expected to prohibit or delay the settlement of any sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation thereof for more than 20 days;

(iii)          such Loan Collateral constitutes a Par Loan (but not Delayed Settlement Loan Collateral) and there is any condition or restriction that could reasonably be expected to prohibit or delay the settlement of any sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation thereof for more than 10 days; or

(iv)          any condition or restriction exists that could reasonably be expected to require any payment (other than customary settlement payments and a nominal amount including any customary assignment fee payable to an agent in respect of such Loan Collateral) in connection with any sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation thereof.

(c)           Notwithstanding the provisions of clause (b) above, in the event that the Borrower has entered into a sale, assignment, transfer, pledge, hypothecation, encumbrancing or liquidation of any Loan Collateral and such Loan Collateral constitutes Delayed Settlement Loan Collateral, such Loan Collateral shall cease to constitute an Illiquid Investment.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by or otherwise in respect of bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (h) all obligations, contingent or otherwise, of such Person in respect of bankers acceptances, (i) all net payment obligations, contingent or otherwise, of such Person under Hedging Agreements, and (j) all Guarantees by such Person of any of the foregoing. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.3(b).

“Interest Period” means, with respect to any LIBOR Loan, the period commencing on the date of the commencement thereof and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect, provided that (a) during the calendar month immediately preceding the Scheduled Commitment Termination Date, the Borrower may elect Interest Periods of one or two weeks, (b) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding

Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (c) except for Interest Periods of one or two weeks, any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, and (d) the Borrower shall not be permitted to select any Interest Period if it would end after the Scheduled Commitment Termination Date.

“Investment” means, with respect to any Person, any direct or indirect portfolio investment by such Person in, or portfolio exposure (including through Derivatives) of such Person to (a) currencies, commodities, loans or securities, or any indexes on currencies, commodities, loans, securities, interest rates, or indexes, (b) any Derivative, or (c) any other medium for investment.

“Investment Adviser” means the investment adviser of the Borrower.

“Investment Limitation Default” means, as of any date:

(a)           the aggregate Value of all Illiquid Investments of the Borrower exceeds 5% of Total Net Assets;

(b)           the aggregate Value of all Unrated Investments (excluding the Borrower’s Investments in DIP Loans that are also Unrated Investments (but not in excess of the DIP Loan Amount)) of the Borrower exceeds 25% of Total Net Assets;

(c)           the aggregate Value of all Distressed Investments (excluding the Borrower’s Investments in DIP Loans that are also Distressed Investments (but not in excess of the DIP Loan Amount)) of the Borrower exceeds 25% of Total Net Assets;

(d)           the aggregate Value of all Delayed Settlement Loan Collateral exceeds 5% of Total Net Assets;

(e)           the aggregate Value, without duplication, of (i) all Distressed Investments of the Borrower (excluding the Borrower’s Investments in DIP Loans that are also Distressed Investments (but not in excess of the DIP Loan Amount)), plus (ii) all Illiquid Investments of the Borrower, plus (iii) all Unrated Investments of the Borrower (excluding the Borrower’s Investments in DIP Loans that are also Unrated Investments (but not in excess of the DIP Loan Amount)), plus (iv) all Delayed Settlement Loan Collateral, plus (v) non-hedged non-dollar denominated Investments, exceeds 45% of Total Net Assets;

(f)            the Borrower makes or maintains any investment in any Asset-Backed Security;

(g)           the aggregate Value of all Investments of the Borrower issued by any single issuer exceeds 5% of Total Net Assets;

(h)           the aggregate Value of all Investments of the Borrower in any single industry exceeds 25% of Total Net Assets;

(i)            the aggregate Value of all Investments of the Borrower denominated in a currency (other than dollars) exceeds 15% of Total Net Assets, or less than 95% of the Value of such Investments is hedged to dollars at all times;

(j)            the aggregate Value of all Investments of the Borrower issued by one or more Persons organized under the laws of a Developed Market Country exceeds 20% of Total Net Assets; or

(k)           the aggregate Value of all Investments of the Borrower issued by a Person who is not organized under the laws of (i) a Developed Market Country, or (ii) the United States of America or a state, province or other political subdivision thereof exceeds 5% of Total Net Assets;

(l)            the aggregate Value of all Investments of the Borrower in Preferred Stock exceeds 10% of Total Net Assets;

(m)          the aggregate Value of all Investments of the Borrower in subordinated loans and unsecured loans, without duplication, exceeds 5% of Total Net Assets; or

(n)           the Borrower enters into any Derivative, repo, reverse repo, securities lending or other similar transaction unless (A) the collateral, if any, received or receivable by the Borrower in connection therewith is solely in the form of cash or short-term U.S. treasury securities, and (B) each counterparty thereto has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s).

Notwithstanding the definition of “Investment” for purposes of the foregoing clauses of the definition of “Investment Limitation Default”, the terms “Investment”, “Illiquid Investments” “Unrated Investments” and “Distressed Investments” shall not include cash or cash equivalents.

“Lenders” means the Persons listed on Schedule 1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

“LIBO Rate” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest per annum that appears on the Reuters LIBOR01 Page as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, in an amount equal to $1,000,000 for dollar deposits with a maturity comparable to such Interest Period. If the Reuters LIBOR01 Page does not include such rate or is then unavailable, then LIBO Rate shall mean with respect to any LIBOR Loan for any Interest Period, the rate of interest per annum quoted by the Administrative Agent to leading banks in the London interbank market as the rate at which the Administrative Agent is offering dollar deposits in an amount equal to $1,000,000 for dollar deposits with a maturity comparable to such Interest Period at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

“LIBOR Loan” means a Loan (or any portion thereof) bearing interest based on the Adjusted LIBO Rate.

“Lien” means, with respect to (a) any asset, (i) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset, and (b) any securities, any purchase option, call or similar right of a third party.

“Loan” means a loan made pursuant to Section 2.1.

“Loan Balance” means on any date of determination, an amount equal to the aggregate outstanding principal balance of the Loans made to the Borrower.

“Loan Collateral” means means any asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit (other than a direct interest in a corporate bond obligation).

“Loan Documents” means, collectively, this Credit Agreement, the Security Documents and the Notes.

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Master Portfolio” means, at any time of determination, (a) any open-end investment company registered under the ICA within a single group of investment companies (as defined in Section 12(d)(1)(G)(ii) of the 1940 Act), investments in which are held by one or more other such investment companies which are within such group of investment companies as permitted by the “fund of funds” exemption set forth in Section 12(d)(1)(G) of the ICA and (ii) any open-end investment company registered under the ICA in which a Feeder Portfolio invests pursuant to the exemption set forth in Section 12(d)(1)(E) of the ICA.

“Material Adverse Effect” means a material adverse effect on (a) the business, property, assets, income or financial condition of the Borrower, (b) the ability of the Borrower to perform any of its monetary or other material obligations under any Loan Document, or (c) the rights of, or benefits available to, the Credit Parties under any Loan Document.

“Material Indebtedness” means Indebtedness (other than Indebtedness under the Loan Documents) of the Borrower in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower would be required to pay if such Hedging Agreement were terminated at such time.

“Maturity Date” means the earlier to occur of (a) in the case of (i) an ABR Loan, the 30th day after the making of such ABR Loan, (ii) a LIBOR Loan, the last day of the Interest

Period for such LIBOR Loan, and (iii) an Overnight Loan, the Business Day immediately succeeding the date of the making of such Overnight Loan, and (b) as to all Loans, the Commitment Termination Date.

“Maximum Loan Value” means, at any time with respect to the Borrower’s assets constituting (a) Margin Stock, the “current market value” (within the meaning of Regulation U) thereof at such time, and (b) Non-Margin Assets, the “good faith loan value” (within the meaning of Regulation U) thereof at such time.

“Maximum Permitted Borrowing” means at any time of determination, an amount equal to the least of (a) the maximum amount of Senior Debt that the Borrower would be permitted to incur under its Fundamental Policies, (b) the maximum amount of Senior Debt that the Borrower would be permitted to incur on such date under the ICA, (c) the sum on such date of (i) 50% of the Maximum Loan Value of the Borrower’s Margin Stock (excluding any such Margin Stock that is subject to any Lien (other than a Lien referred to in Section 7.2(b), (c), (d) or (g)) or that is otherwise segregated or on deposit to satisfy margin requirements) as of such date plus (ii) the Maximum Loan Value of the Borrower’s Non-Margin Assets (excluding any such Non-Margin Assets that are subject to any Lien (other than a Lien referred to in Section 7.2(b), (c), (d) or (g)) or that are otherwise segregated or on deposit to satisfy margin requirements) as of such date, and (d) 25% of (i) in connection with any Loan, the Pro-forma Borrowing Asset Value of the Borrower, or (ii) in all other cases, the Borrowing Asset Value of the Borrower as of the immediately preceding Business Day.

“Measurement Date” means the date of the most recent audited financial statements of the Borrower which were delivered to the Credit Parties prior to the date of this Credit Agreement.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Asset Value” means, at any time of determination, an amount equal to Adjusted Total Net Assets of the Borrower minus Adjusted Senior Debt of the Borrower.

“Non-Margin Assets” means, in respect of the Borrower, assets of the Borrower which do not constitute Margin Stock, provided, that, for purposes of this definition, “Non-Margin Assets” shall not include “puts, calls or combinations thereof” (within the meaning of Regulation U).

“Non-Recourse Person” has the meaning assigned to such term in Section 10.13.

“Notes” means, with respect to each Lender, a promissory note, substantially in the form of Exhibit B, payable to the order of such Lender and dated the Effective Date, including all replacements thereof and substitutions therefor.

“OECD Member Nation” means a member nation of the Organization for Economic Co-operation and Development.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.

“Ordinary Liabilities” means as of any date, “all liabilities and indebtedness” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower not represented by Senior Securities.

“Organizational Documents” means, with respect to (a) a corporation, its certificate of incorporation and by-laws, (b) a partnership, its partnership agreement, (c) a limited liability company, its certificate of formation and limited liability company agreement, (d) a business trust, its declaration of trust and by-laws, and, (e) any other Person, the counterpart documents thereof.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Loan Document.

“Overnight Eurodollar Rate” means, with respect to any ABR Loan as of any date, the rate of interest per annum that appears on the Reuters LIBOR01 Page as of 11:00 a.m., London time, on such date as Interbank Rates (Overnight) for Dollars, provided that if the Reuters LIBOR01 Page does not include such a rate or is then unavailable, then Overnight Eurodollar Rate shall mean with respect to any ABR Loan, the rate of interest per annum quoted by the Administrative Agent to leading banks in the London interbank market as the rate at which the Administrative Agent is offering dollar deposits in an amount equal to $1,000,000 for overnight dollar deposits at approximately 11:00 a.m., London time, provided further that if the day for which such rate is to be determined is not a Business Day, the Overnight Eurodollar Rate for such day shall be such rate on the next preceding Business Day.

“Overnight Loan” means a Loan (or any portion thereof) bearing interest based on the Overnight Rate.

“Overnight Rate” means, for any day with respect to an Overnight Loan, the greater of (a) the rate of interest per annum as determined by the Administrative Agent (rounded, if necessary, to the next greater 1/100 of 1%) equal to the rate at which the Administrative Agent is offered overnight Federal funds by a Federal funds broker selected by the Administrative Agent in an amount approximately equal to the amount of such Overnight Loan at or about 11:00 a.m., New York City time, on such day, provided that if such day is not a Business Day, the Overnight Rate for such day shall be the rate at which the Administrative Agent is offered overnight Federal funds by such Federal funds broker at or about 11:00 a.m., New York City time, on the next preceding Business Day and (b) the Overnight Eurodollar Rate.

“Par Loans” means Loan Collateral other than Distressed Loans.

“Participant” has the meaning assigned to such term in clause (d) of Section 10.4.

“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Permitted Investments” means all Investments of the Borrower, in each case (a) to the extent that the Borrower has the power and authority under its Organizational Documents to invest therein, and (b) to the extent the investment therein, ownership thereof, or exposure thereto, by the Borrower is in conformity with the Prospectus.

“Permitted Liens” means Liens permitted by Section 7.2.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Preferred Stock” means all equity ownership in an issuer which has a priority claim over Common Stock of such issuer in dividend payments, upon liquidation or otherwise.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime commercial lending rate; each change in the Prime Rate being effective from and including the date such change is publicly announced as being effective. The Prime Rate is not intended to be the lowest rate of interest charged by the Administrative Agent in connection with extensions of credit to borrowers.

“Pro-forma Borrowing Asset Value” means, in connection with any Loan, the Borrowing Asset Value as of the immediately preceding Business Day adjusted to give effect to such Loan and the contemporaneous use of the proceeds thereof.

“Prospectus” means at any time, the currently effective prospectus and statement of additional information of the Borrower at such time filed with the ICA.

“Registration Statement” means the Borrower’s registration statement filed with the SEC under the Securities Act and the ICA prior to the date of this Credit Agreement.

“Regulated Investment Company” has the meaning set forth in Section 851 of the Code.

“Regulation D” means Regulation D of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation T” means Regulation T of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation U” means Regulation U of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” means Regulation X of the Board of Governors as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Required Lenders” means, at any time, Lenders having unused Commitments and outstanding Loans representing greater than 66-2/3% of the sum of the unused Commitments and outstanding Loans of all Lenders, provided, however, that at any time that there are less than three Lenders, “Required Lenders” means all of the Lenders.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Sanctioned Country” shall mean a country subject to a sanctions program identified on the list maintained by OFAC and available at the following website (or as otherwise published from time to time): http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html.

“Sanctioned Person” shall mean (a)(i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC, or (b) a Person named on the list of “Specially Designated Nationals and Blocked Persons” maintained by OFAC available at the following website (or as otherwise published from time to time): http://www.treas.gov/offices/eotffc/ofac/sdn/index.html.

“Scheduled Commitment Termination Date” means June 24, 2010, as the same may be extended in accordance with Section 2.8.

“SEC” means the Securities and Exchange Commission and/or any other Governmental Authority succeeding to the functions thereof with respect to the ICA and the Securities Act.

“Secured Liabilities” means all liabilities (excluding Ordinary Liabilities) of the Borrower secured by Liens.

“Securities Act” means the Securities Act of 1933.

“Security Agreement” shall have the meaning set forth in Section 5.1(f).

“Security Documents” means the Security Agreement, the Control Agreement and each other agreement, instrument or other document executed or delivered pursuant thereto.

“Segregated Liabilities” means all liabilities and other obligations (excluding Ordinary Liabilities) of the Borrower relating to assets that have been segregated or are otherwise subject to margin arrangements.

“Senior Debt” means, as of any date, the aggregate amount of Senior Securities Representing Indebtedness of the Borrower, provided that if at the time of calculation thereof the aggregate amount of all Senior Securities Representing Indebtedness of the Borrower is zero, for purposes of such calculation such aggregate amount shall be one (1).

“Senior Security” shall have the meaning set forth in the first sentence of Section 18(g) of the ICA.

“Senior Security Representing Indebtedness” shall have the meaning set forth in the first sentence of Section 18(g) of the ICA.

“Specified Materials” means, collectively, all materials or information provided by or on behalf of the Borrower, as well as documents and other written materials relating to the Borrower, the Credit Parties or any of their respective subsidiaries or Affiliates or any other materials or matters relating to the Loan Documents (including any amendments or waivers of the terms thereof or supplements thereto).

“Status” has the meaning set forth in Section 4.16.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentages shall include those imposed pursuant to such Regulation D. LIBOR Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Taxes” means any and all current or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Threshold Amount” means the lesser of (i) 5.0% of the aggregate Net Asset Value of the Borrower and (ii) $10,000,000.

“Total Net Assets” means, as of any date, (a) the “value of the total assets” (within the meaning of the first sentence of Section 18(h) of the ICA) of the Borrower minus (b) the Ordinary Liabilities of the Borrower.

“Transactions” means the (a) execution, delivery and performance by the Borrower of each Loan Document to which it is a party, (b) borrowing of the Loans, and (c) use of the proceeds of the Loans.

“Type”: means an ABR Loan, an Overnight Loan or a LIBOR Loan, as the case may be.

“Unrated Investment” means (a) a debt security or other Investment that is not publicly rated by S&P, Moody’s or another nationally-recognized statistical rating organization or (b) a Derivative with respect to which the counterparty is not publicly rated by S&P, Moody’s or another nationally-recognized statistical rating organization.

“Value” means, as of any day of determination in respect of any asset of the Borrower, the Value of such asset computed in the manner such Value is required to be computed by the Borrower in accordance with the Prospectus and applicable law (including the ICA); provided that:

(a)           the Value of any asset shall be net of the Borrower’s liabilities relating thereto, including all of the Borrower’s obligations to pay any unpaid portion of the purchase price thereof, and

(b)           when calculating the “Value” of any asset, the Borrower shall calculate such value in good faith in accordance with the Prospectus and applicable law (including the ICA); provided, further, that (i) the Value of any Derivative shall be the Derivative Termination Value thereof, (ii) with respect any asset that is not valued daily, the Value of such asset shall be deemed zero for purposes of this definition, (iii) with respect to any asset the value of which is not based primarily upon the closing price thereof on an exchange, or the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Investment Adviser, or that is otherwise not independent), the Value of such asset shall be deemed zero for purposes of this definition, and (iv) with respect to any asset that is valued higher than either of the following (the “Base Price”): (x) the closing price thereof on an exchange, or (y) the market price therefor determined by one or more pricing services or broker-dealers (other than a pricing service or broker-dealer that is an Affiliate of the Borrower or the Investment Adviser, or that is otherwise not independent), the Value of such asset shall be deemed to be the Base Price for purposes of this definition.

Section 1.2            Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any definition of or reference to any law, rule or regulation shall be construed as referring to such law, rule or regulation as from time to time amended and any successor thereto and in the case of such law, the rules and regulations promulgated from time to time thereunder, (c) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof, and (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Credit Agreement.

Section 1.3            Accounting Terms. As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under Applicable Accounting Principles. If at any time any change in Applicable Accounting Principles would affect the computation of any financial ratio or requirement set forth in this Credit Agreement and (a) the Borrower notifies the Administrative Agent that the Borrower objects to determining compliance with such financial ratio or requirement on the basis of Applicable Accounting Principles in effect immediately after such change becomes effective or (b) the Required Lenders so object, then the Borrower’s compliance with such ratio or requirement shall be determined on the basis of Applicable Accounting Principles in effect immediately before such change becomes effective, until either such notice is withdrawn by the Borrower or the Required Lenders, as the case may be, or the Borrower and the Required Lenders otherwise agree. Except as otherwise expressly provided herein, the computation of financial ratios and requirements set forth in this Credit Agreement shall be consistent with the Borrower’s financial statements required to be delivered hereunder.

Section 1.4            Resolution of Drafting Ambiguities. The Borrower acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.

ARTICLE 2

THE CREDITS

Section 2.1            Commitment. Subject to the terms and conditions set forth herein, each Lender agrees to make loans to the Borrower from time to time during the period from the Effective Date through the Business Day immediately preceding the Commitment Termination Date, provided that immediately after giving effect thereto, (i) the aggregate outstanding principal balance of such Lender’s Loans will not exceed its Commitment and (ii) Senior Debt shall not exceed the Maximum Permitted Borrowing. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

Section 2.2            Loans.

(a)           General Provisions. To request a Loan, the Borrower shall make a telephonic Borrowing Request to the Administrative Agent, not later than (i) in the case of an ABR Loan or an Overnight Loan, 12:00 noon, New York City time, on the Business Day of the proposed Loan, and (ii) in the case of a LIBOR Loan, 12:00 noon, New York City time, three (3) Business Days before the date of the proposed Loan. Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile, or electronic delivery of a pdf copy to the Administrative Agent of a duly executed Borrowing Request duly signed by or on behalf of the Borrower. Each such telephonic and written Borrowing Request shall specify: (A) the requested date for such Loan (which shall be a Business Day), (B) whether such Loan is to be an ABR Loan, an Overnight Loan or a LIBOR Loan, (C) the amount of such Loan, which shall (x) in the case of an ABR Loan or an Overnight Loan, be either $1,000,000 or in an integral multiple of $1,000,000 in excess thereof or, if less, the unused Commitment, or (y) in the case of a LIBOR Loan, be either $1,000,000 or in an integral multiple of $1,000,000 in excess thereof, and (D) with respect to each LIBOR Loan, the Interest Period therefor. Each such written Borrowing Request shall specify the additional information required by Exhibit D. Notwithstanding anything herein to the contrary, in no event shall the Borrower be permitted to borrow an Overnight Loan if, immediately after giving effect thereto, the aggregate outstanding principal amount of all Overnight Loans would exceed $40,000,000. It is understood and agreed that in preparing a Borrowing Request, the calculation of Excluded Assets for purposes of the Adjusted Asset Coverage Ratio may be as of the Business Day second preceding the date of such Borrowing Request, provided that if the actual amount of Excluded Assets as of the close of business on the Business Day immediately preceding the date of such Borrowing Request varies from the amount taken into account in the computation of the Adjusted Asset Coverage Ratio set forth on such Borrowing Request, the Borrower shall deliver a notice thereof to the extent required by Section 6.1(j).

(b)           Funding of Loans. Promptly following receipt of a Borrowing Request in accordance with subsection (a) of this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower requesting the same by transferring the amounts so received, in like funds, to a custodial account at the Custodian in the name of the Borrower in accordance with wire transfer instructions provided by the Borrower to the Administrative Agent in writing or as otherwise designated by the Borrower in the applicable Borrowing Request. In the event a Borrowing shall not occur on such date because any condition precedent herein shall not have been met, return the amounts so received to the respective Lenders.

(c)           Type of Loans. To request one or more particular Types of Loans, the Borrower shall elect in its Borrowing Requests therefor the Type of Loans being requested. If no election as to the Type of Loan is specified, then the requested Loan shall be an ABR Loan.

(d)           Conversion to another Type of Loan. After the making of a Loan, the Borrower may elect to convert all or any portion of any Loan to a different Type of Loan, all as provided in this Section. Each such election shall be made by a Borrower, shall be irrevocable and shall specify the following information (i) the amount and Type of the Loan requested to be converted, (ii) the requested date for such conversion, which shall be a Business Day, (iii) whether such Loan is to be an ABR Loan, an Overnight Loan, or a LIBOR Loan, and (iv) in the case of a LIBOR Loan, the Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period.” In the event that, prior to the expiration of the Interest Period applicable to an existing LIBOR Loan, the Borrower shall fail to timely elect a new Loan in accordance herewith, such LIBOR Loan shall, on the last day of such Interest Period, be automatically converted to an ABR Loan. Notwithstanding anything to the contrary herein contained, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent or Required Lenders may suspend the Borrower’s right to make elections pursuant to this Section 2.2(d) during the period commencing on the date the Administrative Agent or the Required Lenders, as the case may be, so notifies the Borrower of such suspension, and ending on the date upon which the Borrower notifies the Administrative Agent and the Lenders that no Event of Default then exists, in which case each LIBOR Loan the Interest Period in respect of which ends during such period shall, on the last day of such Interest Period, be automatically converted to an ABR Loan.

(e)                                  LIBOR Loans. With respect to LIBOR Loans, notwithstanding anything to the contrary set forth herein, (i) any request therefor shall be made not later than 12:00 noon, New York City time, three Business Days before the date of such proposed LIBOR Loan, and (ii) no more than five (5) LIBOR Loans shall be outstanding at any one time.

Section 2.3                                    Termination and Reduction of Commitment.

(a)                                 Unless previously terminated, the Commitments shall terminate on the Scheduled Commitment Termination Date.

(b)                                 The Borrower may at any time terminate, or from time to time reduce, without premium or penalty, the Commitments, provided that (i) the Borrower may not terminate or reduce the Commitments if, after giving effect to any concurrent repayment of the Loans in accordance with Section 2.4 or 2.5, the Loans Balance would exceed the aggregate Commitments of all Lenders, and (ii) each such reduction shall be in an amount that, when added to the amount of each such prepayment, is $5,000,000 or in an integral multiple of $1,000,000 in excess thereof.

(c)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable and any termination or reduction of the Commitments hereunder shall be permanent. Each termination or reduction of the Commitments shall be accompanied by the payment of accrued and unpaid commitment fees to the extent required by Section 3.2.

Section 2.4                                    Repayment of Loans; Evidence of Debt.

(a)                                 The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the earlier to occur of (i) Maturity Date therefor, and (ii) the Scheduled Commitment Termination Date.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the outstanding principal of and accrued interest on each Loan made by such Lender. The entries made in such account or accounts shall, to the extent not prohibited by applicable law and not inconsistent with any entries made in the Notes be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (and interest thereon) in accordance with the terms of this Credit Agreement.

(c)                                  The Loans made by each Lender shall be evidenced by a Note payable to the order of such Lender, substantially in the form of Exhibit B. In addition, if requested by a Lender, its Note may be made payable to such Lender and its registered permitted assigns in which case all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more Notes in like form payable to the order of the payee named therein and its registered permitted assigns.

Section 2.5                                    Prepayments of Loans.

(a)                                 The Borrower shall have the right at any time and from time to time, without premium or penalty but subject to Section 3.7, to prepay any Loan in whole or in part. The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder not later than 2:00 p.m., New York City time, three Business Days prior to date of prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Each partial prepayment of any Loan shall be in a minimum amount of $1,000,000 or in an integral multiple of $1,000,000 in excess thereof.

(b)                                 In the event and on any day the Adjusted Asset Coverage is less than 4.00:1.00, the Borrower shall immediately prepay the Loans in an amount necessary to cause the Adjusted Asset Coverage to be not less than 4.00:1.00. In addition, in the event and on any day that Senior Debt exceeds the Maximum Permitted Borrowing, the Borrower shall immediately prepay the Loans in an amount necessary to eliminate such excess.

(c)                                  In the event and on any day the aggregate outstanding principal balance of Overnight Loans exceeds $40,000,000, the Borrower shall prepay the excess on such day.

(d)                                 All prepayments (whether voluntary or otherwise) shall be accompanied by accrued and unpaid interest to the extent required by Section 3.1.

Section 2.6                                    Payments Generally; Administrative Agent’s Clawback.

(a)                                 In General. The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal of Loans, interest, fees, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date shall be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its office set forth in Section 10.1 or such other office as to which the Administrative Agent may notify the other parties hereto. Except as may be otherwise provided in the defined term “Interest Period”, if any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars. If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal of Loans, interest, fees and other amounts then due under the Loan Documents, such funds shall be applied (i) first, to payment of such amounts (excluding principal, interest and fees), in such order as the Administrative Agent may choose, (ii) second, to such interest and fees then due, and (iii) third, to such principal of the Loans then due. All amounts paid under the Loan Documents shall not be refundable under any circumstances.

(b)                                 Pro Rata Treatment. Each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of fees payable to the Lenders, each reduction of the aggregate Commitments and each conversion to or continuation of any Borrowing shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitment shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole dollar amount.

(c)                                  (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.2(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and the Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent at (x) in the case of Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (y) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of the Borrowing for purposes of this Credit Agreement, and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.6(c)(i) shall cease.

(ii)                                  Payments by Borrower Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, with interest thereon, for each day from and including the date such amount is distributed to it to but excluding, subject to Section 2.6(a), the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(iii)                               A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this paragraph (c) shall be presumptively correct, absent manifest error.

(d)                                 Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.3(c) are several and not joint. The failure of any Lender to make any Loan or make any payment under Section 10.3(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make any Loan or to make any payment under Section 10.3(c).

(e)                                  Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article 2, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the borrowing of Loans set forth in Article 5 are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f)                                   Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(g)                                  Sharing. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (i) notify the Administrative Agent of such fact, and (ii) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i)                                     if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)                                  the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Credit Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any subsidiary thereof (as to which the provisions of this paragraph shall apply).

The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Loan Party in the amount of such participation.

Section 2.7                                    Defaulting Lenders. Notwithstanding any provision of this Credit Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.2(a);

(b)                                 the Commitments and Loan Balance of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.2);

(c)                                  any amount payable to such Defaulting Lender hereunder by (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.6(g)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent, (iii) third, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Loans under this Credit Agreement, (iv) fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement, (v) fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Loans which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 5.2 are satisfied, such payment shall be applied solely to prepay the Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans owed to any Defaulting Lender.

Section 2.8                                    Extension of Scheduled Commitment Termination Date. Provided that no Default or Event of Default shall then exist or be continuing, the Borrower may request in a writing delivered to the Administrative Agent not more than 60 days nor less than 45 days prior to the then existing Scheduled Commitment Termination Date) that all of the Lenders agree (the decision so to agree to be within the sole and absolute discretion of each Lender) to extend the Scheduled Commitment Termination Date for one additional term of 364 days. Upon receipt of each such notice, the Administrative Agent shall promptly send each Lender a copy thereof. Any Lender not responding to such notice shall be deemed not to have consented to such extension. In the event that all of the Lenders shall have consented to such extension request during the period between (and including) the 30th day and the 15th day prior to the then existing Scheduled Commitment Termination Date, the Scheduled Commitment Termination

Date shall, subject to Section 8.2, be extended to the day which is 364 days following the then existing Scheduled Commitment Termination Date (or, if such day is not a Business Day, the Business Date immediately preceding such day), provided that the Administrative Agent shall have received such certificates, legal opinions and other documents as it shall reasonably request in connection with such extension. In all other events, the then existing Scheduled Commitment Termination Date shall not be extended.

ARTICLE 3

INTEREST, FEES, YIELD PROTECTION, ETC.

Section 3.1                                    Interest.

(a)                                 Each Loan shall bear interest at a rate per annum equal to the Applicable Rate, provided that if an Event of Default has occurred and is continuing, then, so long as such Event of Default is continuing, (i) the principal balance of such Loan shall bear interest at a rate per annum equal to the Applicable Rate plus 2.00%, and (ii) all other amounts owing under the Loan Documents that are not paid when due, shall bear interest, after as well as before judgment, at a rate per annum equal to the Alternate Base Rate plus 2.00%.

(b)                                 Accrued and unpaid interest on each (i) LIBOR Loan shall be payable in arrears on the last day of each Interest Period with respect thereto, and, in the case of a LIBOR Loan with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (ii) each ABR Loan and each Overnight Loan, shall be payable in arrears on the last day of each calendar month, provided that (A) interest accrued and unpaid pursuant to clause (i) and (ii) of paragraph (a) of this Section shall be payable on demand, and (B) in the event of any repayment or prepayment of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed including the day a Loan is made but excluding the date of repayment). The Alternate Base Rate, the Overnight Rate, the Federal Funds Effective Rate, the Adjusted LIBO Rate, the LIBO Rate, the Overnight Eurodollar Rate and the Prime Rate shall be determined by the Administrative Agent in accordance with the provisions of this Credit Agreement, and such determination shall be conclusive absent manifest error.

Section 3.2                                    Fees.

(a)                                 The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee, at a rate per annum equal to 0.40% during the period from and including the date on which this Credit Agreement shall have become effective in accordance with Section 10.6 to but excluding the date on which the Commitments of the Lenders terminate, on the daily amount of the excess of the Commitment of such Lender over the outstanding principal balance of such Lender’s Loans. Accrued and unpaid commitment fees shall be payable in arrears on the last Business Day of March, June, September and December of each year, each date on which the Commitments are reduced and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b)                                 The Borrower agrees to pay to each Credit Party, for its own account, fees and other amounts in respect of the Loan Documents payable in the amounts and at the times separately agreed upon between the Borrower and such Credit Party in side letters between the Borrower and such Credit Party.

(c)                                  All fees and other amounts payable hereunder shall be paid on the dates due, in immediately available funds. Fees and other amounts paid shall not be refundable under any circumstances.

Section 3.3                                    Increased Costs.

(a)                                 If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender; or

(ii)                                  impose on any Lender or any Applicable Money Market any other condition affecting this Credit Agreement or any Loan,

and the result of any of the foregoing shall be (1) to increase the cost to any Lender of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such amount as will compensate such Lender for such increased costs or reduced amount, or (2) to increase the cost to any Lender of maintaining its Commitment, then the Borrower will pay to such Lender such amount as will compensate such Lender for such increased costs.

(b)                                 If any Lender determines in good faith that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, as a consequence of this Credit Agreement or any Loans made by such Lender hereunder to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for (i) any such reduction suffered as a consequence of such Loans, and (ii) any other such reduction.

(c)                                  A certificate of a Lender setting forth such Lender’s reasonable good faith determination of the additional amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The amount shown as payable on any such certificate shall be due within ten days after receipt thereof. In determining such additional amounts of compensation, such Lender will act reasonably and in good faith.

(d)                                 Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 90 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; and provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 3.4                                    Taxes.

(a)                                 Each payment by the Borrower under any Loan Document shall be made free and clear of and without deduction for Indemnified Taxes and Other Taxes, provided that, if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section), each Credit Party receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)                                 In addition, the Borrower shall pay all Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)                                  The Borrower shall indemnify each Credit Party, within ten days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Credit Party on or with respect to any payment under the Loan Documents (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by such Credit Party shall be conclusive absent manifest error.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  In the event that any Lender (or any successor or assign or a Participant of such Lender) shall be a Foreign Lender, such Person shall, to the extent it may lawfully do so, deliver to the Borrower on or prior to the date on which it extends credit under this Credit

Agreement (and from time to time thereafter upon the reasonable request of the Borrower, but only if such Person is legally entitled to do so), any form prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in United States federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit the Borrower to determine the withholding or deduction required to be made. For purposes of this Section, (i) “Foreign Lender” shall mean any Person (including any successor, assignee or Participant of a Lender) that is not, for United States federal income tax purposes, (A) an individual who is a citizen or resident of the United States, (B) a corporation, partnership or other entity treated as a corporation or partnership created or organized in or under the laws of the United States, or any political subdivision thereof, (C) an estate whose income is subject to U.S. federal income taxation regardless of its source or (D) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, and (ii) “Requirements of Law” shall mean, collectively, any and all requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law. The Borrower shall not be obligated to indemnify or pay any additional amount with respect to Indemnified Taxes under this Section to the extent such Indemnified Taxes are imposed solely because a Lender fails to timely provide the forms or certificates required under this Section.

(f)                                   The Borrower shall not be required to indemnify any Foreign Lender or to pay any additional amounts to any Foreign Lender, in respect of United States Federal withholding tax pursuant to paragraph (a) or (c) above to the extent that (i) the obligation to withhold amounts with respect to United States Federal withholding tax existed and would apply to payments made to such Foreign Lender on the date such Foreign Lender became a party to this Agreement (or, in the case of a Participant, on the date such Participant acquired its participation) or, with respect to payments to a new lending office, the date such Foreign Lender designated such new lending office with respect to a Loan; provided, however, that this paragraph (f) shall not apply (x) to any assignee, Participant or new lending office that becomes an assignee, Participant or new lending office as a result of an assignment, participation, transfer or designation made at the request of the Borrower and (y) to the extent the indemnity payment or additional amounts any assignee, or any Lender, acting through a new lending office, would be entitled to receive (without regard to this paragraph (f)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such assignee, or Lender making the designation of such new lending office, would have been entitled to receive in the absence of such assignment, participation, transfer or designation or (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Foreign Lender to comply with the provisions of paragraph (e) above.

Section 3.5                                    Alternate Rate of Interest. If the Administrative Agent determines (which determination shall be conclusive absent manifest error) that, by reason of circumstances arising after the date hereof affecting any Applicable Money Market, adequate and reasonable means do not exist for ascertaining the rate of interest applicable to Loans, the pricing of which is determined by reference to such Applicable Money Market, or the Administrative Agent is advised by Required Lenders that such rate of interest will not adequately and fairly reflect the cost of making or maintaining such Loans because of (a) any change since the date hereof in any applicable law or governmental rule, regulation, order or directive (whether or not having the force of law) or in the interpretation or administration thereof or (b) other circumstances arising after the date hereof affecting the Administrative Agent or the Lenders or such Applicable Money Market, then the Administrative Agent may give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, each such Loan shall bear interest at a rate per annum equal to the Alternate Base Rate. The Administrative Agent agrees that it shall promptly notify the Borrower if any such circumstance ceases to exist.

Section 3.6                                    Other LIBOR Provisions. Notwithstanding any other provision hereof, if any Change in Law shall make it unlawful for any Lender to make, convert or maintain any LIBOR Loan or to give effect to its obligations as contemplated hereby with respect to any LIBOR Loan, then, by written notice to the Borrower:

(a)                                 such Lender may, if such Change in Law makes it unlawful to make LIBOR Loans, declare that LIBOR Loans will not thereafter (for the duration of such unlawfulness) be made, whereupon any request for a LIBOR Loan be deemed a request for an ABR Loan, unless such declaration shall be subsequently withdrawn; and

(b)                                 at the request of Required Lenders, the Administrative Agent may, if such Change in Law makes it unlawful to maintain LIBOR Loans, require that all outstanding LIBOR Loans be converted to ABR Loans, in which event all such LIBOR Loans shall be automatically converted to ABR Loans, as of the effective date of such notice.

Section 3.7                                    Break Funding Payments. In the event of (a) the payment or prepayment (voluntary or otherwise) of any principal of any LIBOR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the failure to borrow any LIBOR Loan on the date specified in any notice delivered pursuant hereto, (c) the conversion of any LIBOR Loan to an ABR Loan pursuant to Section 3.6(a), or (d) an assignment of a LIBOR Loan pursuant to Section 3.8(b), then, in any such event, the Borrower shall compensate each Lender in an amount equal to the greater of (i) the actual loss, cost and expense attributable to such event (as reasonably determined by such Lender or (ii) the amount determined by such Lender to be the excess, if any, of (A) the amount of interest that would have accrued on the principal amount of such LIBOR Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such LIBOR Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (B) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in dollars of a comparable amount and period from other banks in the eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 3.8                                    Mitigation Obligations; Replacement of Lenders.

(a)                                 Designation of a Different Lending Office. If any Lender requests compensation under Section 3.3, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.3 or Section 3.4, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 Replacement of Lenders. If any Lender requests compensation under Section 3.3, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.4 (in each case in excess of $10,000), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.4), all of its interests, rights and obligations under this Credit Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that (i) the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.4, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts due it under Sections 3.3 or 3.4) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.3 or payments required to be made pursuant to Section 3.4, such assignment will result in a reduction in such compensation or payments thereafter, and (iv) such assignment does not conflict with applicable law. A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES

In order to induce the Credit Parties to enter into this Credit Agreement and make the Loans, the Borrower makes the following representations and warranties to the Credit Parties as provided in Section 5.2:

Section 4.1                                    Organization and Power. The Borrower (i) is duly organized and validly existing in good standing under the laws of the jurisdiction of its organization and (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect. The Borrower has all requisite power and authority to own its property and to carry on its business as now conducted.

Section 4.2                                    Authority and Execution. The Borrower has full legal power and authority to enter into, execute, deliver and perform the terms of the Loan Documents to which it is a party, all of which have been duly authorized by all proper and necessary statutory trust action and are in full compliance with its Organizational Documents. The Borrower has duly executed and delivered the Loan Documents to which it is a party.

Section 4.3                                    Binding Agreement. The Loan Documents constitute the valid and legally binding obligations of the Borrower to the extent it is a party thereto, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally.

Section 4.4                                    Litigation. There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower) pending or, to the knowledge of the Borrower, threatened against it, or maintained by it, that may affect the property or rights of the Borrower, which (i) could reasonably be expected to have a Material Adverse Effect, (ii) call into question the validity or enforceability of, or otherwise seek to invalidate, any Loan Document, or (iii) could reasonably be expected to, individually or in the aggregate, materially adversely affect any of the transactions contemplated by any Loan Document.

Section 4.5                                    Approvals and Consents. No consent, authorization or approval of, filing (other than the filing of each financing statement in the form attached to the Security Agreement in the office indicated on such financing statement) with, notice to, or exemption by, the holders of any securities issued by the Borrower any Governmental Authority or any other Person is required to authorize, or is required in connection with, the execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents or is required as a condition to the validity or enforceability of the Loan Documents with respect to or against the Borrower or its property or assets. No provision of any applicable treaty, statute, law (including any applicable usury or similar law), rule or regulation of any Governmental Authority will prevent the execution and delivery by the Borrower of, or performance by the Borrower of its obligations under, or affect the validity against the Borrower of, the Loan Documents.

Section 4.6                                    No Conflict. The Borrower is not in default under any mortgage, indenture, contract, agreement, judgment, decree or order to which it is a party or by which it or any of its property is bound, which defaults, taken as a whole, could reasonably be expected to have a Material Adverse Effect. The execution, delivery or carrying out by the Borrower of the terms of the Loan Documents, the Loans hereunder, and the use by the Borrower of the proceeds thereof in accordance with the terms hereof (a) will not (i) violate any statutes or regulations, including the ICA, of any Governmental Authority applicable to the Borrower, or (ii) constitute a default under, conflict with, require any consent under (other than consents which have been obtained), or result in the creation or imposition of, or obligation to create, any Lien (other than pursuant to the Security Agreement) upon the property of the Borrower pursuant to the terms of any such mortgage, indenture, contract, agreement, judgment, decree or order, which defaults, conflicts and consents, if not obtained, could reasonably be expected to have a Material Adverse Effect, and (b) are not inconsistent with the Prospectus, the Registration Statement, the Borrower’s Fundamental Policies or its Organizational Documents.

Section 4.7                                    Taxes. The Borrower has filed or caused to be filed all tax returns required to be filed and has paid, or has made adequate provision for the payment of, all Taxes shown to be due and payable on said returns or in any assessments made against it (other than those being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles) which, if not so filed or paid, could reasonably be expected to result in a Material Adverse Effect, and no tax Liens (other than those permitted by Section 7.2(b)) have been filed against the Borrower or any of its property. The charges, accruals and reserves on the books of the Borrower with respect to all federal, state, local and other Taxes are adequate, and the Borrower knows of no unpaid assessment which is due and payable against it or any claims being asserted against it which could reasonably be expected to have a Material Adverse Effect, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles.

Section 4.8                                    Compliance. The Borrower is not in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority, which default could reasonably be expected to have a Material Adverse Effect. The Borrower is complying in all material respects with all applicable statutes and regulations, including the ICA and the Securities Act, and of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse Effect.

Section 4.9                                    Property. The Borrower has good and marketable title to all of its property with respect to which the absence of such marketable title could reasonably be expected to result in a Material Adverse Effect, subject to no Liens other than Permitted Liens.

Section 4.10                             Federal Reserve Regulations; Use of Loan Proceeds. Except for the Federal Reserve Form to be executed and delivered by the Borrower, no filing or other action is required under the provisions of Regulations T, U or X in connection with the execution and delivery by the Borrower of this Credit Agreement and neither the making of any Loan in accordance with this Credit Agreement nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

Section 4.11                             No Material Adverse Change. Since the Measurement Date, the Borrower has conducted its business only in the ordinary course and there has been no material adverse change in the business, assets or condition, financial or otherwise, of the Borrower.

Section 4.12                             Material Agreements. The Custody Agreement is in full force and effect in all material respects. All agreements between the Borrower and the Investment Adviser are in full force and effect, except to the extent that failure of any such agreement to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.

Section 4.13                             Financial Condition. The statement of assets and liabilities of the Borrower as of the Measurement Date and the related statements of operations and changes in net assets for the fiscal year then ended, copies of which, certified by independent public accountants, have heretofore been delivered to each Credit Party, fairly present, in all material respects, the financial position of the Borrower as of such date and the results of its operations for such period in conformity with Applicable Accounting Principles.

Section 4.14                             No Misrepresentation. No representation or warranty contained in any Loan Document and no certificate or report from time to time furnished by the Borrower to any Credit Party in connection with the transactions contemplated thereby, contains or will contain a misstatement of material fact, or, to the best knowledge of the Borrower, omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made.

Section 4.15                             Legal Status.

(a)                                 The Borrower is not an “enemy” or an “ally of the enemy” within the meaning of Section 2 of the Trading with the Enemy Act of the United States of America (50 U.S.C. App. §§ 1 et seq.), as amended. The Borrower is not in violation of (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iii) the Patriot Act. The Borrower (i) is not a blocked person described in section 1 of the Anti Terrorism Order or (ii) to the best of its knowledge, is not engaged in any dealings or transactions, or is otherwise associated, with any such blocked person.

(b)                                 The Borrower (i) is not a Sanctioned Person, (ii) does not have more than 15% of its assets in Sanctioned Countries, and (iii) does not derive more than 15% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries. No part of the proceeds of any Loan will be used directly or indirectly to fund any operations in, finance any investments or activities in or make any payments to, a Sanctioned Person or a Sanctioned Country.

(c)                                  The Borrower is in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. The Borrower has not made a payment, offering, or promise to pay, or authorized the payment of, money or anything of value (i) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (ii) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (iii) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to the Borrower or any other Person in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd 1, et seq.

Section 4.16                             Investment Company Status.

(a)                                 The Borrower has the following status (“Status”): (i) it qualifies as a Regulated Investment Company, (ii) it is a “registered investment company” within the meaning of Section 8 of the ICA, (iii) it is a “closed-end company” and a “diversified company” in each case within the meaning of Section 5 of the ICA, (iv) it is not an “Affiliated Person”, within the meaning of the ICA, of any Credit Party, (v) it is not a Feeder Portfolio, and (vi) it is in compliance in all material respects with (A) its Prospectus, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and (B) its Fundamental Policies.

(b)                                 The Borrower is not subject to any statute, rule, regulation or organizational or offering document which prohibits or limits the incurrence of Indebtedness under the Loan Documents, except for the limitations set forth in the ICA, state securities laws to the extent applicable, and the Prospectus.

(c)                                  The Borrower has not issued any of its securities in violation of any Federal or State securities laws applicable thereto, except to the extent that any such violation could not reasonably be expected to have a Material Adverse Effect.

ARTICLE 5

CONDITIONS

Section 5.1                                    Effective Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date (the “Effective Date”) on which each of the following conditions is satisfied, or waived in accordance with Section 10.2 (and the Administrative Agent shall notify the Borrower of the Effective Date, and such notice shall be conclusive and binding):

(a)                                 The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Credit Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Credit Agreement) that such party has signed a counterpart of this Credit Agreement.

(b)                                 The Administrative Agent shall have received a Note for each Lender, dated the Effective Date, executed by a duly authorized representative (who shall be acceptable to the Administrative Agent) of the Borrower.

(c)                                  The Administrative Agent shall have received a favorable written opinion (addressed to the Lenders and dated the Effective Date) from counsel to the Borrower acceptable to the Administrative Agent, the substance of which is set forth in Exhibit C. The Borrower hereby requests such counsel to deliver such opinion.

(d)                                 The Administrative Agent shall have received a certificate, dated the Effective Date and signed by an authorized representative (who shall be acceptable to the Administrative Agent) of the Borrower, substantially in the form of Exhibit E hereto.

(e)                                  The Administrative Agent shall have received copies of an initial Federal Reserve Form for each Lender, substantially in the form of Exhibit F hereto, duly executed and delivered by or on behalf of the Borrower, in form and substance acceptable to the Administrative Agent.

(f)                                   The Administrative Agent shall have received a security agreement, dated the Effective Date and signed by an authorized representative (who shall be acceptable to the Administrative Agent) of the Borrower, substantially in the form of Exhibit H hereto (the “Security Agreement”).

(g)                                  The Administrative Agent shall have received a control and collateral agency agreement, dated the Effective Date and signed by an authorized representative (who shall be acceptable to the Administrative Agent) of the Borrower, the Custodian and the Administrative Agent substantially in the form of Exhibit I hereto (the “Control Agreement”).

(h)                                 The Administrative Agent shall have received Uniform Commercial Code, federal tax and judgment lien search reports with respect to each applicable public office where Liens would customarily be filed against the Borrower disclosing that there are no Liens of record in such official’s office covering the Borrower or any asset or property thereof.

(i)                                     Prior to or simultaneously with the Effective Date, the Borrower shall have fully repaid all principal, and paid all interest, fees and other sums owing by the Borrower under the Existing Loan Documents and all agreements and commitments with respect thereto shall have been cancelled or terminated (other than provisions thereof which, by their terms, provide that they survive any such termination), all Liens, if any, securing the same shall have been released and terminated, and the Administrative Agent shall have received satisfactory evidence of all of the foregoing.

(j)                                    The Administrative Agent shall have received all fees and other amounts due and payable by the Borrower on or prior to the Effective Date, including, (i) the upfront fees payable to the Lenders and the administrative agency fee payable to the Administrative Agent, in each case as previously agreed upon, and (ii) to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket costs and expenses required to be reimbursed or paid by the Borrower hereunder.

(k)                                 The Administrative Agent shall have received such other documentation and assurances as shall be reasonably required by it in connection herewith.

Section 5.2                                    Each Credit Event. The obligation of the Lenders to make any Loan to the Borrower is subject to the satisfaction of the following conditions:

(a)                                 In the event that, immediately after giving effect to such Loan and any simultaneous repayment of any other Loan, the Loan Balance would exceed the Loan Balance immediately prior to giving effect to such Loan, (i) the representations and warranties of the Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects on and as of the date of such Loan, and (ii) no Default shall have occurred and be continuing.

(b)                                 The Administrative Agent shall have received a written Borrowing Request signed by the Borrower setting forth the information required by Section 2.2(a).

(c)                                  To the extent required by Regulation U, the Administrative Agent shall have received (i) copies of a Federal Reserve Form for each Lender, duly executed and delivered by the Borrower and completed for delivery to the Administrative Agent, in form acceptable to the Administrative Agent, or (ii) a current list of Margin Stock and Non Margin Assets of the Borrower, in a form acceptable to the Administrative Agent and in all respects in compliance with Regulation U, including Section 221.3(c)(2)(iv) thereof.

(d)                                 The Administrative Agent shall have received such other documentation and assurances as shall be reasonably required by it in connection herewith.

Each request for a Loan by the Borrower shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraph (a) of this Section.

ARTICLE 6

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Credit Parties that:

Section 6.1                                    Financial Statements and Other Information. The Borrower shall furnish or cause to be furnished to each Credit Party:

(a)                                 as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of its Statement of Assets and Liabilities as at the end of such fiscal year, together with the related Schedule of Investments and Statements of Operations and Changes in Net Assets as of and through the end of such fiscal year; each such Statement of Assets and Liabilities and the related Schedule of Investments and Statements of Operations and Changes in Net Assets shall be certified without qualification by independent public accountants, which certification shall (i) state that the examination by such independent public accountants in connection with such financial statements has been made in accordance with those auditing standards required by the ICA and prescribed by the SEC for the Borrower or, to the extent not so required or prescribed, generally accepted auditing standards in the United States and (ii) include the opinion of such independent public accountants that such financial statements have been prepared in conformity with Applicable Accounting Principles, except as otherwise specified in such opinion;

(b)                                 as soon as available, but in any event within 90 days after the end of the first semi-annual accounting period in each fiscal year of the Borrower, a copy of the Borrower’s Statement of Assets and Liabilities as at the end of such semiannual period, together with the related Schedule of Investments and Statements of Operations and Changes in Net Assets for such period;

(c)                                  as soon as available, but in any event not later than 45 days after the end of each quarterly accounting period in each fiscal year of the Borrower, the Borrower shall deliver to the Administrative Agent a duly completed certificate of a duly authorized representative (who shall be acceptable to the Administrative Agent) of the Borrower, substantially in the form of Exhibit G hereto;

(d)                                 as soon as available, but in any event not later than seven (7) days after the last Friday of each calendar month and upon the request of any Lender (but not more than once per week), the Borrower shall deliver to the Administrative Agent a duly completed certificate of a duly authorized representative (who shall be acceptable to the Administrative Agent) of the Borrower, substantially in the form of Exhibit G hereto appropriately completed for a month-end date;

(e)                                  no later than one Business Day after the request of any Lender therefor which is received by the Borrower at or before 3:00 p.m., New York City time, on any Business Day and no later than two Business Days after the request of any Lender therefor which is received by the Borrower after 3:00 p.m., New York City time, on any Business Day, a calculation of the Adjusted Asset Coverage as of close of business on the date of such request;

(f)                                   as soon as practicable, a copy of each general mailing to the shareholders of the Borrower to the extent such mailing includes a Prospectus or any material change in the terms thereof, including any material change in the investment objectives or any change in (i) its Fundamental Policies, (ii) limitations on borrowings, or (iii) the identity of the directors, trustees, executive officers or other similar Person of the Borrower or its Investment Adviser;

(g)                                  prompt written notice of any contest referred to in Sections 6.5 or 6.6;

(h)                                 promptly after the execution thereof, copies of all material amendments or other material changes to the Prospectus, Registration Statement, Fundamental Policies, the Organizational Documents, all investment advisory contracts, all contracts with any principal underwriter and any new investment advisory contracts and any new contracts with any principal underwriter entered into after the Effective Date;

(i)                                     prompt written notice in the event that the Borrower decides to seek the approval of its Board and, if necessary, its shareholders, to effect a change in any of its Fundamental Policies;

(j)                                    not later than one Business Day after the delivery of a Borrowing Request, written notice in the event that (i) the amount of Excluded Assets taken into account in the calculation of the Adjusted Asset Coverage Ratio set forth on such Borrowing Request is lower than the actual amount of such Excluded Assets as of the close of business on the Business Day immediately preceding the delivery of such Borrowing Request and (ii) had the actual amount of Excluded Assets been utilized in such calculation, the Adjusted Asset Coverage Ratio at the time of such Borrowing would have been greater than 4.00:1.00; and

(k)                                 promptly after request therefor, such other information as any Credit Party may reasonably request from time to time.

Section 6.2                                    Notice of Material Events. The Borrower shall furnish or cause to be furnished to each Credit Party prompt written notice of the following, together with a statement of a duly authorized representative of the Borrower setting forth in reasonable detail the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

(a)                                 the occurrence of any Default;

(b)                                 the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting the Borrower that, if adversely determined, could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse Effect; and

(c)                                  the occurrence of any other development that has resulted, or could reasonably be expected to result, in a Material Adverse Effect.

Section 6.3                                    Legal Existence. The Borrower shall maintain its legal existence in good standing in the jurisdiction of its organization and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.

Section 6.4                                    Insurance. The Borrower shall maintain insurance with financially sound insurance carriers in at least such amounts and against at least such risks as are usually insured against by entities engaged in the same or a similar business or as may otherwise be required by the ICA or the SEC (including such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the ICA or any successor provision and errors and omissions insurance); and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

Section 6.5                                    Payment of Indebtedness and Performance of Obligations. The Borrower shall pay and discharge when due all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (i) have a Material Adverse Effect or (ii) become a Lien (other than a Permitted Lien) upon the property of the Borrower, unless and to the extent only that the validity of such Indebtedness, obligation or claim shall be contested in good faith and by appropriate proceedings diligently conducted by or on behalf of the Borrower, and provided further that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.6                                    Observance of Legal Requirements. The Borrower shall observe and comply in all material respects with all laws (including the ICA and the Code), ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which may then be applicable to the Borrower, a violation of which could reasonably be expected to have a Material Adverse Effect, except such thereof as shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower, provided that such reserve or other appropriate provision as shall be required in accordance with Applicable Accounting Principles shall have been made therefor.

Section 6.7                                    Books and Records; Visitation. The Borrower shall (a) keep proper books of record and account in which complete, true and correct entries in conformity with Applicable Accounting Principles and all material requirements of law shall be made of all material dealings and transactions in relation to its business and activities, (b) upon reasonable prior notice (which shall in no event be required to be more than (i) one Business Day prior, at any time that a Default has occurred and is continuing, or (ii) five days prior, at all other times) permit representatives of the Administrative Agent and each other Credit Party to visit the offices of the Borrower and to discuss the properties, assets, income and financial condition of the Borrower with the duly authorized representatives thereof and with the Investment Adviser, and (c) upon the reasonable request of the Administrative Agent or any other Credit Party, deliver to the Administrative Agent a detailed list of assets of the Borrower.

Section 6.8                                    Purpose of Loans. The Borrower shall use the proceeds of each Loan for its general business purposes, including the purchase of investment securities and the making of Restricted Payments permitted by Section 7.4, provided that (a) the initial Loan shall be used on the Effective Date to repay in full all Indebtedness and other amounts then due under the Existing Loan Documents and (b) in no event shall the proceeds of any Loan be used for purposes which would violate any provision of any applicable statute, rule, regulation, order or restriction applicable to the Borrower or Regulation U.

Section 6.9                                    Investment Company Status. The Borrower will maintain at all times its Status.

Section 6.10                             Post-Closing Covenant. Not later than the tenth Business Day after the first meeting of the Board occurring after the Effective Date, the Borrower shall deliver to the Administrative Agent a certificate, signed by a duly authorized representative of the Borrower, attaching a true, correct and complete copy of resolutions ratifying the resolutions of the Executive Committee of the Board delivered pursuant to Section 5.1(d).

ARTICLE 7

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable by the Borrower under the Loan Documents shall have been paid in full, the Borrower covenants and agrees with the Credit Parties that:

Section 7.1                                    Indebtedness; Senior Securities. The Borrower will not (a) create, incur, assume or suffer to exist any liability for Indebtedness, except (i) Indebtedness under the Loan Documents, (ii) Indebtedness (other than Indebtedness for borrowed money) (A) incurred in the ordinary course of business, (B) permitted to be incurred in accordance with the Fundamental Policies, and (C) which, immediately after giving effect thereto and any simultaneous repayment of any other Indebtedness, would not cause the Borrower to have exceeded the Maximum Permitted Borrowing, and (iii) Indebtedness to the Custodian (A) incurred for the purposes of clearing and settling purchases and sales of securities, or (B) up to an aggregate amount not to exceed $5,000,000 at any one time outstanding under this clause (iii)(B) for temporary or emergency purposes, or (b) issue, sell, create, incur, assume or suffer to exist any Senior Security, except Senior Securities Representing Indebtedness otherwise permitted hereunder.

Section 7.2                                    Liens. The Borrower will not create, incur, assume or suffer to exist any Lien upon any of its property or assets, whether now owned or hereafter acquired, except:

(a)                                 Liens in respect of Indebtedness permitted under Section 7.1(a);

(b)                                 Liens for Taxes, assessments or similar charges incurred by the Borrower in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement of such Liens is stayed pending such contest;

(c)                                  Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement of such Liens is stayed pending such contest;

(d)                                 Liens arising out of judgments or decrees affecting the property of the Borrower which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with Applicable Accounting Principles, provided that enforcement thereof is stayed pending such contest; and

(e)                                  Liens arising in the ordinary course of business under the Custody Agreement, provided that to the extent that the Liens secure Indebtedness of the Borrower to the Custodian, such Indebtedness is permitted under Section 7.1(a).

Section 7.3                                    Fundamental Changes. The Borrower will not consolidate or merge into or with any Person, or sell, lease or otherwise transfer, directly or indirectly, all or substantially all of its property.

Section 7.4                                    Restricted Payments. The Borrower will not declare or pay, or allow to be declared or paid, any dividend, distribution or similar payment (including a purchase, repurchase or redemption of its shares) in respect of its shares if, immediately before or after giving effect thereto, an Event of Default shall or would exist, except to the extent required in order to qualify as a Regulated Investment Company or to otherwise minimize or eliminate federal or state income taxes payable by the Borrower or as may be required by applicable law.

Section 7.5                                    Fundamental Policies. The Borrower will not (a) make or maintain any investment other than as permitted by the ICA and the Fundamental Policies or (b) except as may be required by law, amend or otherwise modify the Fundamental Policies without the consent of the Required Lenders, which consent may not be unreasonably withheld.

Section 7.6                                    Amendments and Changes.

(a)                                 The Borrower will not amend or otherwise modify its Organizational Documents or the Custody Agreement in any way which would adversely affect the Credit Parties.

(b)                                 The Borrower will not change its fiscal year if such change would have a Material Adverse Effect. Subject to Section 1.3, the Borrower will not change or permit any change in the accounting principles applied to it, except as required by Applicable Accounting Principles, if such change would have a Material Adverse Effect.

Section 7.7                                    Financial Covenants.

(a)                                 The Borrower will not permit the Adjusted Asset Coverage to be less than 4.00:1.00 at any time.

(b)                                 The Borrower shall not permit its Senior Debt to at any time exceed the Maximum Permitted Borrowing.

(c)                                  The Borrower will not permit the Net Asset Value of the Borrower to be less than $250,000,000 at any time.

(d)                                 The Borrower shall not permit the sum of the unused portion of the aggregate Commitments plus cash and cash equivalents on hand at any time to be less than the aggregate amount of the Funding Obligations at such time.

Section 7.8                                    Investments.

(a)                                 The Borrower will not purchase, acquire, or otherwise have exposure (including pursuant to any Derivative Agreement) to, any Investment, other than Permitted Investments.

(b)                                 The Borrower will not enter into or otherwise acquire or hold any Derivative except to mitigate a risk to which the Borrower is subject. In no event shall the Borrower enter into or otherwise acquire or hold any Derivative for the purpose of creating or continuing leverage.

(c)                                  The Borrower will not allow an Investment Limitation Default to occur.

ARTICLE 8

EVENTS OF DEFAULT

Section 8.1                                    Events of Default Each of the following shall constitute an “Event of Default”:

(a)                                 any principal of any Loan shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)                                 any interest on any Loan or any fee, commission or any other amount (other than an amount referred to in paragraph (a) of this Section 8.1) payable under any Loan Document shall not be paid when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

(c)                                  any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)                                 the Borrower shall fail to observe or perform any covenant, condition or agreement contained in (i) Section 6.1(c) and such failure shall continue unremedied for a period of five (5) Business Days, (ii) Section 6.1(d) and such failure shall continue unremedied for a period of two (2) Business Days or (iii) Sections 6.1(a), 6.1(b), 6.3, 6.8, 6.9 or 6.10 or in Article 7;

(e)                                  the Borrower shall fail to observe or perform any covenant, condition or agreement contained in this Credit Agreement or any other Loan Document (other than those specified in paragraphs (a), (b) or (d) of this Section 8.1), and such failure shall continue unremedied for a period of 30 days after the Borrower shall, or reasonably should, have obtained knowledge thereof;

(f)                                   the Borrower shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness when and as the same shall become due and payable (after giving effect to any applicable grace period);

(g)                                  any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause any such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, provided that this paragraph (g) shall not apply to secured Indebtedness that becomes due solely as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or the debts of the Borrower, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of the assets of the Borrower; and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the Borrower shall (i) voluntarily commence (directly or on its behalf) any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to (directly or on its behalf) the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in paragraph (h) of this Section 8.1, (iii) apply for or consent to (in either case, directly or on its behalf) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)                                    the Borrower shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)                                 (i) the Investment Adviser shall fail to be ING Investments, LLC and the Investment Adviser shall not have been replaced with a successor investment adviser satisfactory to the Administrative Agent and Required Lenders within three (3) Business Days, (ii) the Investment Advisory Agreement between the Borrower and the Investment Advisor shall cease to be in full force and effect, (iii) the custodian for all of the assets of the Borrower shall fail to be State Street Bank and Trust Company or an Affiliate thereof or any successor thereto agreed to in writing by the Administrative Agent and Required Lenders in their sole and absolute discretion, (iv) the sole administrator for the Borrower shall fail to be ING Funds Services, LLC or an Affiliate thereof, (v) ING Investment Management Co. or an Affiliate thereof, shall fail to be the sole sub-advisor to the Borrower, or (vi) the independent auditors for the Borrower (other than KPMG LLP, the Borrower’s current auditor) shall fail to be reasonably acceptable to the Administrative Agent;

(l)                                     ING Investments, LLC shall fail to be directly or indirectly owned or controlled by ING Groep N.V.;

(m)                             one or more judgments for the payment of money (not paid or covered by insurance) in an aggregate amount in excess of the Threshold Amount shall be rendered against the Borrower and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, vacated or bonded or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower to enforce any such judgment;

(n)                                 any Loan Document shall cease, for any reason other than pursuant to its terms, to be in full force and effect, or with respect to the Borrower, the Borrower shall so assert in writing or shall disavow any of its obligations thereunder;

(o)                                 the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Security Document; or

(p)                                 except as a result of any sale or other transfer of any asset in accordance with the terms of the Loan Documents, any Lien purported to be created under the Security Agreement shall cease to be, or shall be asserted by the Borrower not to be, a valid and perfected Lien on any Collateral (as defined in the Security Agreement) with the priority required by the applicable Security Document.

Section 8.2                                    Remedies If any Event of Default shall occur and be continuing then, and in every such event (other than an event described in paragraph (h) or (i) of Section 8.1), and at any time thereafter during the continuance of such event, the Administrative Agent may and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) declare the Commitments terminated, and thereupon the Commitments shall terminate immediately and/or (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of such Loans so declared to be due and payable, together with accrued and unpaid interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in the case of any event described in paragraph paragraph (h) or (i) of Section 8.1, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued and unpaid under the Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE 9

THE ADMINISTRATIVE AGENT

Section 9.1                                    Appointment and Authority. Each Credit Party hereby irrevocably appoints The Bank of Nova Scotia to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Credit Parties and the Borrower shall not have rights as a third party beneficiary of any of such provisions except with respect to certain provisions contained in Section 9.6.

Section 9.2                                    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

Section 9.3                                    Exculpatory Provisions.

(a)                                 The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(i)                                     shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(ii)                                  shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

(iii)                               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

(b)                                 The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.2 and Article 9) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower or a Lender.

(c)                                  The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Credit Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Credit Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article 5 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

Section 9.4                                    Reliance by Administrative Agent The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of another Credit Party, the Administrative Agent may presume that such condition is satisfactory to such Credit Party unless the Administrative Agent shall have received notice to the contrary from such Credit Party prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accounting firm and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accounting firm or experts.

Section 9.5                                    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.6                                    Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Credit Parties, appoint a successor Administrative Agent meeting the qualifications set forth above provided that if the Administrative Agent shall notify the Borrower and the Credit Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Credit Parties under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Section 9.7                                    Non Reliance on Administrative Agent and Other Credit Parties. Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

ARTICLE 10

MISCELLANEOUS

Section 10.1                             Notices.

(a)                                 Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)                                     if to the Borrower, to it c/o ING Funds, 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258, Attention of Elliot A. Rosen, Senior Vice President (Telephone No. (480) 477-2220; Telecopy No. (860) 275-2912); or

(ii)                                  if to the Administrative Agent, to it at, (A) in all cases, One Liberty Plaza, 26th Floor, New York, New York 10006, Attention: John M. Morale (Telephone: (212) 225-5062; Facsimile: (212) 225-5254; and (B) in the case of all notices and other communications pursuant to Article 2, with a copy to 720 King Street, 2nd Floor, Toronto, Canada M5V2T3, Attention: Rayan Karim (Telephone: (212) 225-5705; Facsimile: (212) 225-5709), or

(iii)                               if to any other Credit Party, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Credit Agreement shall be deemed to have been given on the date of receipt, provided that notices delivered through electronic communications to the extent provided by Section 10.1(b) shall be effective as provided in such subsection (b).

(b)                                 Except with respect to notices and other communications under Article 2, each Lender agrees that notices and other communications to it hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent. In furtherance of the foregoing, each Lender hereby agrees to notify the Administrative Agent in writing, on or before the date such Lender becomes a party to this Credit Agreement, of such Lender’s e-mail address to which a notice may be sent (and from time to time thereafter to ensure that Administrative Agent has on record an effective e-mail address for such Lender). Each of the Administrative Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by means of electronic communication pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

The Borrower hereby acknowledges that: (i) the Administrative Agent may make available to the Lenders Specified Materials by posting some or all of the Specified Materials on an Electronic Platform; (ii) the distribution of materials and information through an electronic medium is not necessarily secure and that there are confidentiality and other risks associated with any such distribution, the Electronic Platform is provided and used on an “As Is,” “As Available” basis; and (iii) neither the Administrative Agent nor any of its Affiliates warrants the accuracy, completeness, timeliness, sufficiency or sequencing of the Specified Materials posted on the Electronic Platform. THE ADMINISTRATIVE AGENT, ON BEHALF OF ITSELF AND ITS AFFILIATES, EXPRESSLY AND SPECIFICALLY DISCLAIMS, WITH RESPECT TO THE ELECTRONIC PLATFORM, DELAYS IN POSTING OR DELIVERY, OR PROBLEMS ACCESSING THE SPECIFIED MATERIALS POSTED ON THE ELECTRONIC PLATFORM, AND ANY LIABILITY FOR ANY LOSSES, COSTS, EXPENSES OR LIABILITIES THAT MAY BE SUFFERED OR INCURRED IN CONNECTION WITH THE ELECTRONIC PLATFORM. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSES, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ADMINISTRATIVE AGENT OR ANY OF ITS AFFILIATES IN CONNECTION WITH THE ELECTRONIC PLATFORM.

Each Lender hereby agrees that notice to it in accordance with this Section 10.1(b) specifying that any Specified Materials have been posted to the Electronic Platform shall, for purposes of this Credit Agreement, constitute effective delivery to such Lender of such Specified Materials.

EACH LENDER: (I) ACKNOWLEDGES THAT THE SPECIFIED MATERIALS, INCLUDING INFORMATION FURNISHED TO IT BY ANY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THE CREDIT DOCUMENTS, MAY INCLUDE MATERIAL, NON-PUBLIC INFORMATION CONCERNING THE BORROWER OR ITS AFFILIATES OR THEIR RESPECTIVE SECURITIES; AND (II) CONFIRMS THAT: (A) IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL, NON-PUBLIC INFORMATION; (B) IT WILL HANDLE SUCH MATERIAL, NON-PUBLIC INFORMATION IN

ACCORDANCE WITH SUCH PROCEDURES AND APPLICABLE LAWS, INCLUDE FEDERAL AND STATE SECURITIES LAWS; AND (C) IT HAS IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CONTACT PERSON WHO MAY RECEIVE SPECIFIED MATERIALS THAT MAY CONTAIN MATERIAL, NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAWS.

Section 10.2                             Waivers; Amendments.

(a)                                 No failure or delay by any Credit Party in exercising any right or power under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Loan Documents are cumulative and are not exclusive of any rights or remedies that the Credit Parties would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the Credit Parties shall have consented thereto in writing as provided in Section 10.2(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

(b)                                 Neither any Loan Document nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, provided that no such agreement shall (i) increase any Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan, or reduce the rate of any interest, or reduce any fees, payable under the Loan Documents, without the written consent of each Credit Party affected thereby thereof, (iii) postpone the date of any payment for any Loan, the Scheduled Commitment Termination Date, any interest or any fees payable under the Loan Documents, or reduce the amount of, waive or excuse any such payment, or postpone the stated termination or expiration of the Commitments, without the written consent of each Credit Party affected thereby, (iv) change any provision hereof in a manner that would alter the pro rata treatment of the Lenders, including, without limitation, the pro rata sharing of payments required hereby and the pro rata reduction of Commitments required hereby, without the written consent of each Credit Party affected thereby, (v) change any of the provisions of this Section or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, or change the currency in which Loans are to be made or payment under the Loan Documents is to be made, or add additional borrowers, without the written consent of each Lender, (vi) release all or substantially all of the Collateral (as defined in the Security Agreement) from the Liens of the Loan Documents (except as expressly provided in the applicable Security Document), with out the consent of each Lender, or (vii) change Section 7.7(a) (other than an increase in the ratio appearing therein) without the written consent of each Lender, and provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent.

Section 10.3                             Expenses; Indemnity; Damage Waiver.

(a)                                 The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, negotiation, closing and administration of this Credit Agreement or any amendments, modifications or waivers of the provisions of any Loan Document (whether or not the transactions contemplated thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent and each of the Lenders, including the fees, charges and disbursements of any counsel for the Administrative Agent or for any Lender in connection with the enforcement or protection of its rights against the Borrower in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)                                 The Borrower shall indemnify each Credit Party (together with any sub-agent of the Administrative Agent), and each Related Party thereof (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from all losses, claims, damages, liabilities and related expenses (collectively, “Losses”), including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of or as a result of (i) the execution or delivery by the Borrower of any Loan Document or any agreement or instrument contemplated thereby, the performance by the Borrower of its obligations under the Loan Documents or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds thereof, or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto except in each case such as result from such Indemnitee’s gross negligence, bad faith or willful misconduct. Subject to Section 10.3(d), nothing herein contained shall prevent or prohibit the Borrower from bringing any action against any Credit Party to recover any Losses suffered by the Borrower to the extent caused by such Credit Party’s failure to exercise due care in the performance of its obligations under the Loan Documents. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of any Credit Party (as found by a final and nonappealable decision of a court of competent jurisdiction), each Credit Party shall be deemed to have exercised due care.

(c)                                  To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), or such Related Party, as the case may be, such Lender’s pro rata share (based on a fraction, the numerator of which is the sum of the outstanding principal balance of such Lender’s Loans plus such Lender’s unused Commitment, and the denominator of which is the sum of the principal balance of the Loans of all Lenders plus the aggregate unused Commitments of all Lenders, in each case determined as of the earlier to occur of the time that the applicable unreimbursed expense or indemnity payment is sought and the last date upon which the denominator set forth above is greater than zero) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. In the event that (i) any Lender shall have paid to the Administrative Agent any amount pursuant to this Section 10.3(c) relating to any Losses payable by the Borrower under Section 10.3(b), and (ii) it is found (by a final and nonappealable decision of a court of competent jurisdiction in any action brought by the Borrower) that the Administrative Agent failed to exercise due care (within the meaning of Section 10.3(b)), then promptly after demand therefor by such Lender, the Administrative Agent shall repay to such Lender the amount of such payment to the extent that (X) such failure gave rise to such Losses, and (Y) such Lender shall not have been reimbursed therefor by the Borrower. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.6(d).

(d)                                 To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the Transactions or any Loan or the use of the proceeds thereof.

(e)                                  All amounts due under this Section shall be payable promptly but in no event later than 10 days after written demand therefor.

Section 10.4                             Successors and Assigns.

(a)                                 Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower shall not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of any Loan Document.

(b)                                 Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement

(including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)                                     Minimum Amounts.

(A)                               in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B)                               in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii)                                  Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned.

(iii)                               Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; and (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender;

(iv)                              Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 (provided that the payment of such fee shall not be required for an assignment by a Lender to an affiliate thereof), and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)                                 Prohibited Assignments. No such assignment shall be made to (1) the Borrower or any of the Borrower’s Affiliates or (2) a natural person.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.3 and 10.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)                                  Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, only with respect to its Commitment and Loans, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d)                                 Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso in Section 10.2(b) that directly affects such Participant. Subject to paragraph (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.3, 3.4 and 3.7 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.8 as though it were a Lender, provided such Participant agrees to be subject to Section 2.6(g) as though it were a Lender.

(e)                                  Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 3.3 or 3.4 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.4 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.4(e) as though it were a Lender.

(f)                                   Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.5                             Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Credit Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Credit Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Loan Documents is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.3, 3.4, 3.7 and 10.3 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitment or the termination of this Credit Agreement or any provision hereof.

Section 10.6                             Counterparts; Integration; Effectiveness; Electronic Execution.

(a)                                 Counterparts; Integration; Effectiveness. This Credit Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one contract. This Credit Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.1, this Credit Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of this Credit Agreement by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart of this Credit Agreement.

(b)                                 Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.7                             Severability. In the event any one or more of the provisions contained in this Credit Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the legal and economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.8                             Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter owing under this Credit Agreement to such Lender, irrespective of whether or not such Lender shall have made any demand under this Credit Agreement and although such obligations may be unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation on such indebtedness. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of set-off) that such Lender or its Affiliates may have.

Section 10.9                             Governing Law; Jurisdiction; Consent to Service of Process.

(a)                                 THIS CREDIT AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)                                 The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to the Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this

Credit Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Credit Agreement or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

(c)                                  The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Loan Documents in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)                                 Each party to this Credit Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Credit Agreement will affect the right of any party to this Credit Agreement to serve process in any other manner permitted by law.

Section 10.10                     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS CREDIT AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.11                      Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Credit Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Credit Agreement.

Section 10.12                      Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “charges”), shall exceed the maximum lawful rate (the “maximum rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all of the charges payable in respect thereof, shall be limited to the maximum rate and, to the extent lawful, the interest and the charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated, and the interest and the charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the maximum rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

Section 10.13                      Non-Recourse. Each Credit Party hereby agrees for the benefit of each and every trustee, director, officer employee, and record or beneficial owner of any outstanding shares of the Borrower and any successor, assignee, heir, estate, executor, administrator or personal representative of any such trustee, director, officer and record owner of any outstanding shares (a “Non-Recourse Person”) that (i) no Non-Recourse Person shall have any personal liability for any obligation of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto; (ii) no claim against any Non-Recourse Person may be made for any obligation of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, whether for the payment of principal of, or interest on, the Loans or for any fees, expenses or other amounts payable by the Borrower hereunder or thereunder; and (iii) the obligations or liabilities of the Borrower under any Loan Document or other instrument or document delivered pursuant hereto or thereto, are enforceable solely against the Borrower and its properties and assets.

Section 10.14                      Treatment of Certain Information. Each Lender agrees to use reasonable precautions to keep confidential, in accordance with such Lender’s customary procedures for handling confidential information of the same nature, all non-public information supplied by the Borrower pursuant to this Credit Agreement which (a) is clearly identified by such Person as being confidential at the time the same is delivered to such Lender, or (b) constitutes any financial statement, financial projections or forecasts, budget, compliance certificate, audit report, management letter or accountants’ certification delivered hereunder (“Information”), provided, however, that nothing herein shall limit the disclosure of any such Information (i) to such of its respective Related Parties as need to know such Information, (ii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, or requested by any bank regulatory authority, (iii) on a confidential basis, to prospective lenders or their counsel, (iv) to auditors or accountants, and any analogous counterpart thereof, (v) in connection with any litigation to which such Lender is a party, (vi) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Credit Agreement, (B) becomes available to such Lender on a non-confidential basis from a source other than the Borrower, or (C) was available to such Lender on a non-confidential basis prior to its disclosure to such Lender by the Borrower; and (vii) to the extent the Borrower shall have consented to such disclosure in writing. Notwithstanding anything to the contrary contained in any Loan Document, no provision thereof shall (1) restrict any Lender from providing information to Federal Reserve supervisory staff, (2) require or permit, without the prior approval of the Federal Reserve, any Lender to disclose to the Borrower or any Affiliate that any information will be or was provided to Federal Reserve supervisory staff, or (3) require or permit, without the prior approval of the Federal Reserve, any Lender to inform the Borrower or any Affiliate of a current or upcoming Federal Reserve examination or any nonpublic Federal Reserve supervisory initiative or action.

Section 10.15                      USA Patriot Act Notice. Each Credit Party hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Credit Party to identify the Borrower in accordance with the Patriot Act.

Section 10.16                      Security. All of the obligations of the Borrower under the Loan Documents are secured by the Security Documents.

Section 10.17                      No Fiduciary Duty. The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders or their respective Affiliates and no such duty will be deemed to have arisen in connection with any such transactions or communications.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

ING SENIOR INCOME FUND

By:	/s/ Daniel A. Norman
Name:	Daniel A. Norman
Title:	Senior Vice President

THE BANK OF NOVA SCOTIA, individually and as Administrative Agent

By:	/s/ David L. Mahmood
Name:	David L. Mahmood
Title:	Managing Director

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Paul J. Koobatian
Name:	Paul J. Koobatian
Title:	Vice President

SCHEDULE 1

List of Lenders and Commitments

Lender	Commitment
The Bank of Nova Scotia	$95,000,000
State Street Bank and Trust Company	$60,000,000
Total	$155,000,000

ING SENIOR INCOME FUND - EXHIBIT A

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each](1) Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each](2) Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees](3) hereunder are several and not joint.](4) Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

(1)         For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

(2)         For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

(3)         Select as appropriate.

(4)         Include bracketed language if there are either multiple Assignors or multiple Assignees.

1.                                      Assignor[s]:

2.                                      Assignee[s]:

3.                                      Borrower:                                          ING Senior Income Fund

4.                                      Administrative Agent: The Bank of Nova Scotia, as the administrative agent under the Credit Agreement.

5.                                      Credit Agreement: The Credit Agreement dated as of June 25, 2009 among ING Senior Income Fund, the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent.

6.                                      Assigned Interest[s]:

Aggregate
		Amount of	Amount of	Percentage
		Commitment	Commitment	Assigned of
Assignor[s](5)	Assignee[s](6)	for all Lenders(7)	Assigned(8)	Commitment(8)
		$	$		%
		$	$		%
		$	$		%

[7.                                  Trade Date:                               , 20     ](9)

(5)         List each Assignor, as appropriate.

(6)         List each Assignee, as appropriate.

(7)         Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

(8)         Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

(9)         To be completed if the Assignor(s) and the Assignee(s) intend that the minimum assignment amount is to be determined as of the Trade Date.

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Effective Date:                                                                                      , 20        [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S](10)

[NAME OF ASSIGNOR]

By:
Title:

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S](11)

[NAME OF ASSIGNEE]

By:
Title:

[NAME OF ASSIGNEE]

By:
Title:

(10)  Add additional signature blocks as needed.

(11)  Add additional signature blocks as needed.

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[Consented to and](12) Accepted:

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:
Title:

[Consented to:](13)

[NAME OF RELEVANT PARTY]

By:
Title:

(12)  To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

(13)  To be added only if the consent of the Borrower and/or other parties is required by the terms of the Credit Agreement.

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.                                      Representations and Warranties

1.1                               Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrower, any of its Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2                               Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is an Eligible Assignee, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.1 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

2.                                      Payments. [From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.] [From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.](14)

3.                                      General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

(14)  Administrative Agent to select first or second alternative.

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ING SENIOR INCOME FUND EXHIBIT B

FORM OF NOTE

June 25, 2009

New York, New York

FOR VALUE RECEIVED, ING Senior Income Fund, a Delaware statutory trust (the “Borrower”) hereby promises to pay to the order of [                                           ] (the “Lender”) the unpaid principal amount of the Loans made by the Lender to the Borrower in the amounts and at the times set forth in the Credit Agreement, dated as of June 25, 2009, among the Borrower, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), and to pay interest from the date hereof on the principal balance of the Lender’s Loans from time to time outstanding at the rate or rates and at the times set forth in the Credit Agreement, in each case at the office of the Administrative Agent located at One Liberty Plaza, New York, New York, or at such other place as the Administrative Agent may specify from time to time, in lawful money of the United States of America in immediately available funds. Terms defined in the Credit Agreement are used herein with the same meanings.

The Loans evidenced by this Note are prepayable in the amounts, and under the circumstances, and their respective maturities are subject to acceleration upon the terms, set forth in the Credit Agreement. This Note is subject to, and should be construed in accordance with, the provisions of the Credit Agreement and is entitled to the benefits and any security set forth in the Loan Documents.

The Lender is hereby authorized to record on the schedule annexed hereto, and any continuation sheets which the Lender may attach hereto, (a) the date and amount of each Loan, (b) the type of Loan, (c) the Interest Period therefor, and (d) the date and amount of each repayment and prepayment thereof. The entries made in such schedule shall be prima facie evidence of the existence and amounts of the obligations recorded therein, provided that the failure to so record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made to it in accordance with the terms of the Credit Agreement.

Except as specifically otherwise provided in the Credit Agreement, the Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Note.

Whenever in this Note any party hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. The Borrower shall not have the right to assign its rights or obligations hereunder or any interest herein (and any such attempted assignment shall be void), except as expressly permitted by the Loan Documents. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. Neither this Note nor any provision hereof may be waived, amended or modified, nor shall any departure therefrom be consented to, except pursuant to a written agreement entered into between the Borrower and the Lender, subject to any consent required under Section 10.2 of the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

All communications and notices hereunder shall be in writing and given as provided in Section 10.1 of the Credit Agreement.

This Note and the obligations of the Borrower hereunder are secured by the Security Agreement.

The Borrower hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note or the other Loan Documents, or for recognition or enforcement of any judgment, and the Borrower hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by applicable law, in such Federal court. The Borrower, and by accepting this Note, the Lender, agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Note or the other Loan Documents against the Borrower, or any of its property, in the courts of any jurisdiction.

The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note or the other Loan Documents in any court referred to in the preceding paragraph hereof. The Borrower, and by accepting this Note, the Lender, hereby irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

The Borrower irrevocably consents to service of process in the manner provided for notices herein. Nothing herein will affect the right of the Lender to serve process in any other manner permitted by law.

THE BORROWER, AND BY ACCEPTING THIS NOTE, THE LENDER, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE. THE BORROWER (A) CERTIFIES THAT NO

2

REPRESENTATIVE, AGENT OR ATTORNEY OF THE ADMINISTRATIVE AGENT OR THE LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR THE LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE LENDER HAS BEEN INDUCED TO ACCEPT THIS NOTE AND ENTER INTO THE LOAN DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

The obligations arising under this Note are not binding upon any of the officers, trustees or shareholders of the Borrower personally, but are binding only upon the assets and property of the Borrower.

3

IN WITNESS WHEREOF, the undersigned has caused this Note to be signed in its name by its duly authorized representative as of the day and year first above written.

ING SENIOR INCOME FUND

By:
Name:
Title:

4

SCHEDULE TO NOTE

	Amount of	Type	Interest	Amount of principal	Notation
Date	Loan	of Loan	Period	paid or prepaid	made by

ING SENIOR INCOME FUND - EXHIBIT C

OUTLINE OF OPINION OF COUNSEL TO THE BORROWER

1.                                      The Borrower is a statutory trust organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite statutory trust power and authority to conduct its business as it is currently conducted.

2.                                      The Borrower is duly registered as a closed-end diversified registered investment company under the Investment Company Act of 1940, as amended.

3.                                      The Borrower is a “regulated investment company” under Section 851 of the Internal Revenue Code of 1986, as amended.

4.                                      ING Investments, LLC is the duly registered investment adviser of the Borrower under the Investment Advisers Act of 1940, as amended.

5.                                      The execution and delivery by the Borrower of the Loan Documents to which it is a party and the consummation by the Borrower of its obligations thereunder are within the Borrower’s statutory trust power and authority and have been duly authorized by all necessary statutory trust action on the part of the Borrower.

6.                                      Each Loan Document has been duly executed and delivered by the Borrower, and constitutes the valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

7.                                      The execution, delivery and performance by the Borrower of each Loan Document to which it is a party and the consummation by the Borrower of its obligations thereunder do not result in (a) any violation by the Borrower of (i) the provisions of its Organizational Documents, (ii) any provision of applicable law that we, based on our experience, recognize as applicable to the Borrower in a transaction of this type, or (iii) to our knowledge, any order, writ, judgment or decree of any U.S. federal or state court or governmental authority or regulatory body having jurisdiction over the Borrower or any of its properties, or (b) a breach or default or require the creation or imposition of any security interest or lien (other than the security interests created under the Loan Documents) upon any properties of the Borrower pursuant to any material agreement, contract or instrument known to us to which the Borrower is a party or by which it or any of its property is bound.

8.                                      No consent, approval, authorization or other action by, and no notice to or filing with (other than in connection with the perfection of the security interest created under the Loan Documents), any federal or state governmental authority or regulatory body (other than routine federal and state securities filings) is required for the due execution, delivery and consummation by the Borrower of its obligations under the Loan Documents to which it is a party.

9.                                      We hereby confirm to you that, to our knowledge, no action or proceeding against and naming the Borrower is pending or overtly threatened by written communication to the

Borrower before any court, governmental authority or arbitrator that calls into question the validity or enforceability of any Loan Document or which, if decided adversely to the Borrower would result in any material adverse effect on the business operations, prospects, or financial condition of the Borrower.

10.                               The Security Agreement is effective to create in favor of the Administrative Agent, for the ratable benefit of the Secured Parties (as defined in the Security Agreement), a legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement). When the pledged property constituting such Collateral is delivered to the Custodian, such security interest in such property shall be perfected, free of adverse claims. When the financing statement is filed in the governmental office listed thereon, such security interest in all other property shall be perfected.

2

ING SENIOR INCOME FUND - EXHIBIT D

FORM OF WRITTEN BORROWING REQUEST

[Date]

The Bank of Nova Scotia,

as Administrative Agent

One Liberty Plaza, 26th Floor

New York, New York 10006

Attention: John M. Morale

Tel: (212) 225-5062

Fax: (212) 225-5254

The Bank of Nova Scotia

720 King Street West

2nd Floor

Toronto, ON

Canada M5V2T3

Attention: Rayan Karim

Tel: (212) 225-5705

Fax: (212) 225-5709

Gentlemen/Ladies:

Reference is made to the Credit Agreement, dated as of June 25, 2009, among ING Senior Income Fund, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined.

Pursuant to Section 2.2 of the Credit Agreement, the Borrower hereby gives notice of its intention to borrow a Loan (the “Proposed Borrowing”) under the Credit Agreement, and in that connection sets forth below the information relating to such borrowing as required by Section 2.2 of the Credit Agreement:

1.                                      The aggregate amount of the Proposed Borrowing is $               .

2.                                      The date (which shall be a Business Day) of such Proposed Borrowing is                           , 20        .

3.                                      The Proposed Borrowing is to be [an ABR Loan] [an Overnight Loan] or [a LIBOR Loan having an Interest Period of                           ].

4.                                      Proceeds of the Proposed Borrowing are to be wired to: [Specify exact wire instructions].

5.                                      The Adjusted Asset Coverage is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto (it being understood that in calculating the Adjusted Asset Coverage Ratio, the Borrower may use Excluded Assets as of the close of business on the second Business Day preceding the date hereof subject to its notice obligation with respect thereto set forth in Section 6.1(j) of the Credit Agreement and the requirement that at all times the Adjusted Asset Coverage Ratio may not exceed 4.00:1.00) :

Adjusted Asset Coverage

                  :1.00

6.                                      The Senior Debt is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Senior Debt

$

7.                                      The Maximum Permitted Borrowing is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Maximum Permitted Borrowing

$

8.                                      The Net Asset Value is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Net Asset Value

$                ]

9.                                      The undersigned Borrower hereby certifies that: [SELECT ONE OF THE FOLLOWING TWO OPTIONS]

[OPTION 1] [immediately after giving effect to the Proposed Borrowing and any simultaneous repayment of any other Loan, the Loan Balance will not exceed the Loan Balance immediately prior to giving effect to the Proposed Borrowing.]

2

[OR]

[OPTION 2] [at the time of the Proposed Borrowing and after giving effect thereto:

(a)                                 the representations and warranties of the Borrower set forth in each Loan Document to which it is a party shall be true and correct in all respects; and

(b)                                 no Default or Event of Default (as defined in Article 8 of the Credit Agreement) shall have occurred and be continuing.

IN EVIDENCE of the foregoing, the undersigned has caused this Written Borrowing Request to be duly executed on its behalf.

Very truly yours,

ING SENIOR INCOME FUND

By:
Title:

3

SCHEDULE A

Detailed Calculations

ING SENIOR INCOME FUND EXHIBIT E

FORM OF CLOSING CERTIFICATE

Reference is made to the Credit Agreement, dated as of June 25, 2009, among ING Senior Income Fund, the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined. This Certificate is being delivered pursuant to Section 5.1(d) of the Credit Agreement.

The undersigned, an authorized representative of the Borrower, hereby certifies that:

1.                                      I am the duly elected or appointed, as the case may be, and qualified Assistant Secretary of the Borrower

2.                                      Attached hereto as Annex A are true, complete and correct copies of each Organizational Document of the Borrower, as in effect on the date hereof, as follows: Certificate of Trust, Agreement and Declaration of Trust, and Bylaws.

3.                                      Attached hereto as Annex B are true, complete and correct copies of the resolutions of the Executive Committee of the Board of Trustees of the Borrower approving each Loan Document to which the Borrower is a party and the transactions contemplated thereby, all of which are in full force and effect on the date hereof.

4.                                      Attached hereto as Annex C are true, complete and correct copies of the resolutions of the Board of Trustees of the Borrower appointing the Executive Committee and delegating to the Executive Committee the trust power to authorize and empower the Borrower to enter into the transactions contemplated by the Loan Documents, all of which are in full force and effect on the date hereof.

5.                                      Attached hereto as Annex D is the Charter of the Executive Committee of certain named ING Funds, including the Borrower, as in effect on the date hereof.

6.                                      Attached hereto as Annex E is a certificate of good standing of the Borrower issued by the Secretary of State of Delaware.

7.                                      Attached hereto as Annex F are true, complete and correct copies of the most recent Prospectus, Statement of Additional Information and current Registration Statement of the Borrower, as in effect on the date hereof.

8.                                      Attached hereto as Annex G are true, complete and correct copies of the most recent annual and semiannual financial reports of the Borrower.

9.                                      Attached hereto as Annex G is a true and correct copy of the Custody Agreement, as in effect on the date hereof.

10.                               Attached hereto as Annex H is a true and correct copy of the Custody Agreement, as in effect on the date hereof.

11.                               The “Material Contracts” listed on Annex I attached hereto are the only indentures, mortgages, deed of trusts, loan agreements financing lease agreements, receivables purchase agreements to or similar securitization financing documents (other than the Loan Documents) and other material agreements to which the Borrower is a party or by which its properties are bound.

12.                               The following persons are duly elected or appointed, as the case may be, and qualified authorized representatives of each Borrower, and the signatures appearing opposite their respective names are the genuine signatures of such persons:

Name	Signature

Daniel A. Norman

Jeffrey A. Bakalar

Elliot A. Rosen

William H. Rivoir III

IN WITNESS WHEREOF, I have hereunto set my hand as of this 25th day of June, 2009.

Kathleen M. Nichols
Assistant Secretary

The undersigned, an authorized representative of the Borrower, hereby certifies to the Administrative Agent and the Lenders, on and as of the date hereof, as follows:

1.              I am a duly elected and qualified Senior Vice President of the Borrower.

2.              Kathleen M. Nichols is the duly elected and qualified Assistant Secretary of the Borrower.

3.              The representations and warranties of the Borrower set forth in each Loan Document to which it is a party are true and correct in all material respects on and as of the Effective Date.

4.              No Default has occurred and is continuing as of the Effective Date.

5.              After giving effect to the Transactions on the Effective Date, the Borrower shall not have outstanding any Indebtedness, other than Indebtedness permitted by Section 7.1 of the Credit Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand as of this 25th day of June, 2009.

William H. Rivoir III
Senior Vice President

ING SENIOR INCOME FUND- EXHIBIT F

FORM FR U-1

FR U-1
OMB No. 7100—0115
Approval expires March 31, 2011

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

Statement of Purpose for an Extension of Credit Secured by Margin Stock

(Federal Reserve Form U-1)

[                                                      ]

Name of Bank

This report is required by law (15 U.S.C. §§78g and 78w; 12 CFR 221).

The Federal Reserve may not conduct or sponsor, and an organization (or a person) is not required to respond to, a collection of information unless it displays a currently valid OMB control number.

Public reporting burden for this collection of information is estimated to average 10 minutes per response, including the time to gather and maintain data in the required form and to review instructions and complete the information collection. Send comments regarding this burden estimated or any other aspect of this collection of information, including suggestions for reducing this burden to: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, N.W., Washington, DC 20551; and to the Office of Management and Budget, Paperwork Reduction Project (7100-0011), Washington, DC 20503.

Instructions

1.              This form must be completed when a bank extends credit in excess of $100,000 secured directly or indirectly, in whole or in part, by any margin stock.

2.              The term “margin stock” is defined in Regulation U (12 CFR 221) and includes, principally: (1) stocks that are registered on a national securities exchange; (2) debt securities (bonds) that are convertible into margin stocks; (3) any over-the-counter security designated as qualified for trading in the National Market System under a designation plan approved by the Securities and Exchange Commission (NMS security); and (4) shares of most mutual funds, unless 95 per cent of the assets of the fund are continuously invested in U.S. government, agency, state, or municipal obligations.

3.              Please print or type (if space is inadequate, attach separate sheet).

Part I                  To be completed by borrower(s)

1. What is the amount of the credit being extended?	Aggregate $155,000,000.00. Bank’s Share $[ ]

2.              Will any part of this credit be used to purchase or carry margin stock?   ☒   Yes   ☐   No

If the answer is “no,” describe the specific purpose of the credit.

I (We) have read this form and certify that to the best of my (our) knowledge and belief the information given is true, accurate, and complete, and that the margin stock and any other securities collateralizing this credit are authentic, genuine, unaltered, and not stolen, forged, or counterfeit.

Signed: ING SENIOR INCOME FUND		Signed:

June , 2009
Borrower’s signature	Date	Borrower’s signature	Date

Print or type name		Print or type name

This form should not be signed if blank.

A borrower who falsely certifies the purpose of a credit on this form or otherwise willfully or intentionally evades the provisions of Regulation U will also violate Federal Reserve Regulation X, “Borrowers of Securities Credit.”

Part II             To be completed by bank only if the purpose of the credit is to purchase or carry margin securities (Part I(2) answered “yes”)

1.              List the margin stock securing this credit; do not include debt securities convertible into margin stock. The maximum loan value of margin stock is 50 per cent of its current market value under the current Supplement to Regulation U.

No. of shares	Issue	Market price per share	Date and source of valuation (See note below)	Total market value per issue
See Attachment A

2.              List the debt securities convertible into margin stock securing this credit. The maximum loan value of such debt securities is

50 per cent of the current market value under the current Supplement to Regulation U.

Principal amount	Issue	Market price	Date and source of valuation (See note below)	Total market value per issue
See Attachment A

3.              List other collateral including nonmargin stock securing this credit.

Describe briefly	Market price	Date and source of valuation (See note below)	Good faith loan value
See Attachment A

Note: Bank need not complete “Date and source of valuation” if the market value was obtained from regularly published information in a journal of general circulation or an automated quotation system.

Part III        To be signed by a bank officer in all instances.

I am a duly authorized representative of the bank and understand that this credit secured by margin stock may be subject to the credit restrictions of Regulation U. I have read this form and any attachments, and I have accepted the customer’s statement in Part I in good faith as required by Regulation U*; and I certify that to the best of my knowledge and belief, all the information given is true, accurate, and complete. I also certify that if any securities that directly secure the credit are not or will not be registered in the name of the borrower or its nominee, I have or will cause to have examined the written consent of the registered owner to pledge such securities. I further certify that any securities that have been or will be physically delivered to the bank in connection with this credit have been or will be examined, that all validation procedures required by bank policy and the Securities Exchange Act of 1934 (section 17(f), as amended) have been or will be performed, and that I am satisfied to the best of my knowledge and belief that such securities are genuine and not stolen or forged and their faces have not been altered.

Signed: [ ]

Date	Bank officer’s signature

Title	Print or type name

* To accept the customer’s statement in good faith, the officer of the bank must be alert to the circumstances surrounding the credit and, if in possession of any information that would cause a prudent person not to accept the statement without inquiry, must have investigated and be satisfied that the statement is truthful. Among the facts which would require such investigation are receipt of the statement through the mail or from a third party.

This form must be retained by the lender for three years after the credit is extinguished.

2

ATTACHMENT A

TO

FORM FR U-1

This Attachment A forms a part of the Form FR U-1 that is being executed in connection with the Credit Agreement, dated as of June 24, 2009 (the “Credit Agreement”), among ING Senior Income Fund, a Delaware statutory trust (the “Borrower”), the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent. Capitalized terms used herein which are not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

The Borrower is an investment company. As a result, certain of the Borrower’s assets may be “margin stock,” as such term is defined in Regulation U, and the Lenders will be directly secured thereby.

Pursuant to the Credit Agreement, the Lenders have agreed to make Loans to the Borrower only for purposes which would not violate any provision of either (a) any applicable statute, rule, regulation, order or restriction applicable to the Borrower, or (b) Regulation U.

In light of the Borrower’s business, the actual holdings of the Borrower may change daily. A list of assets of the Borrower shall be provided at such time or times, and in such detail, as is required by Regulation U.

ING SENIOR INCOME FUND - EXHIBIT G

FORM OF COMPLIANCE CERTIFICATE

Reference is made to the Credit Agreement, dated as June 25, 2009, among ING Senior Income Fund, the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein that are defined in the Credit Agreement shall have the meanings therein defined. This Certificate is being delivered pursuant to Section 6.1[(c) or (d)]of the Credit Agreement.

The undersigned, an authorized representative of the Borrower, hereby certifies that as of [fill in the appropriate fiscal quarter-end or month-end date]:

[FOR QUARTERLY COMPLIANCE CERTIFICATE]

1.                                      [[No Default has occurred and is continuing] or [the following Default[s] [has/have] occurred and [is/are] continuing:                                                            ].]

[FOR MONTHLY COMPLIANCE CERTIFICATE]

1.                                      The Adjusted Asset Coverage is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Adjusted Asset Coverage

:1.00 (Minimum requirement is 4.00:1.00)

2.                                      The Senior Debt is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Senior Debt

$

3.                                      The Maximum Permitted Borrowing is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto:

Maximum Permitted Borrowing

$

4.                                      Senior Debt does not exceed Maximum Permitted Borrowing.

5.                                      The Net Asset Value is set forth below, reasonably detailed calculations of which (including a list of holdings in the Borrower’s portfolio) appear on Schedule A attached hereto:

Net Asset Value

$                 (Minimum requirement is $250,000,000)

6.                                      The aggregate amount of the Funding Obligations is set forth below, reasonably detailed calculations of which appear on Schedule A attached hereto.

Funding Obligations

$

7.                                      The sum of the unused portion of the aggregate Commitments plus cash and cash equivalents on hand is $                              . The sum of the unused portion of the aggregate Commitments plus cash and cash equivalents on hand exceeds the Funding Obligations.

8.                                      The aggregate Value of all Illiquid Investments of the Borrower does not exceed 5% of Total Net Assets.

9.                                      The aggregate Value of all Unrated Investments (excluding the Borrower’s Investments in DIP Loans that are also Unrated Investments (but not in excess of the DIP Loan Amount)) of the Borrower does not exceed 25% of Total Net Assets.

10.                               The aggregate Value of all Distressed Investments (excluding the Borrower’s Investments in DIP Loans that are also Distressed Investments (but not in excess of the DIP Loan Amount)) of the Borrower does not exceed 25% of Total Net Assets.

11.                               The aggregate Value of all Delayed Settlement Loan Collateral does not exceed 5% of Total Net Assets.

12.                               The aggregate Value, without duplication, of (i) all Distressed Investments of the Borrower (excluding the Borrower’s Investments in DIP Loans that are also Distressed Investments (but not in excess of the DIP Loan Amount)), plus (ii) all Illiquid Investments of the Borrower, plus (iii) all Unrated Investments of the Borrower (excluding the Borrower’s Investments in DIP Loans that are also Unrated Investments (but not in excess of the DIP Loan Amount)) plus (iv) all Delayed Settlement Loan Collateral, plus (v) non-hedged non-dollar denominated Investments, does not exceed 45% of Total Net Assets.

13.                               The Borrower has not made and does not maintain any Investment in any Asset-backed Security.

14.                               The aggregate Value of all Investments of the Borrower issued by any single issuer does not exceed 5% of Total Net Assets.

15.                               The aggregate Value of all Investments of the Borrower in any single industry does not exceed 25% of Total Net Assets.

2

16.                               The aggregate Value of all Investments of the Borrower denominated in a currency (other than dollars) does not exceed 15% of Total Net Assets, and at least 95% of the Value of such Investments is hedged to dollars.

17.                               The aggregate Value of all Investments of the Borrower issued by one or more Persons organized under the laws of a Developed Market Country does not exceed 20% of Total Net Assets.

18.                               The aggregate Value of all Investments of the Borrower issued by a Person who is not organized under the laws of (i) a Developed Market Country, or (ii) the United States of America or a state, province or other political subdivision thereof does not exceed 5% of Total Net Assets.

19.                               The aggregate Value of all Investments of the Borrower in Preferred Stock does not exceed 10% of Total Net Assets.

20.                               The aggregate Value of all Investments of the Borrower in subordinated loans and unsecured loans, without duplication, does not exceed 5% of Total Net Assets.

21.                               The Borrower has not entered into any Derivative, repo, reverse repo, securities lending or other similar transaction unless (A) the collateral, if any, received or receivable by the Borrower in connection therewith is solely in the form of cash or short-term U.S. treasury securities, and (B) each counterparty thereto has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s).

Notwithstanding the definition of “Investment” for purposes of the foregoing items Nos. 8 through 20, the terms “Investment”, “Illiquid Investments”, “Unrated Investments” and “Distressed Investments” shall not include cash or cash equivalents.

22.                               Schedule B attached hereto sets forth a list of all Secured Hedging Agreements to which the Borrower is a party on the date hereof, together, in each case, with the marked-to-market value thereof.

23.                               Schedule C attached hereto sets forth the number of each class of common shares of the Borrower redeemed during the calendar month ended on the date set forth above, the prices of such redeemed common shares, and the ratio of such redeemed common shares to the aggregate Value of Borrower’s outstanding common shares as of the previous month-end date.

24.                               Schedule D attached hereto contains a list of all Investments of the Borrower with the current market value of each such Investments and the pricing source.

3

IN WITNESS WHEREOF, I have hereunto set my hand as of this              day of             , 20      .

Name:
Title:

4

SCHEDULE A

Detailed Calculations

[To be Completed by Borrower]

ING Senior Income Fund

[Date]

Credit Agreement Section 1.1, Section 7.7,

Section 7.8

Covenant Testing

Section 7.7 (a)

The Borrower will not permit the Adjusted Asset coverage to be less than 4.00:1.00 at any time.

Note amounts shown expressed in USD unless otherwise noted

(i) Total assets	$

(ii) Ordinary Liabilities	$

(a) Total Net Assets (i) - (ii)	$

(iii) DIP Loans in excess of the DIP Loan Amount	$

(iv) 50% of the Value of Distressed Investments (excluding the Borrower’s Investments in DIP Loans that are also Distressed Investments (but not in excess of the DIP Loan Amount))	$

(v) 50% of the Value of Unrated Investments (excluding the Borrower’s Investments in DIP Loans that are also Unrated Investments (but not in excess of the DIP Loan Amount))	$

(vi) Delayed Settlement Loan Collateral

(vii) Other*	$

(b) Excluded Assets (iii)+(iv)+(v)+(vi)+(vii)	$

(viii) Assets subject to a Lien (other than Liens referred to in Section 7.2(b), (c), (d) and (e)	$

(ix) Segregated assets	$

(x) Assets on deposit to satisfy margin requirements	$

(xi) Secured Liabilities	$

(xii) Segregated Liabilities	$

(c) Excess of [(viii)+(ix)+(x)] over [(xi) + (xii)]	$

(d) Adjusted Total Net Assets (a) - (b) - (c)	$

(e) Adjusted Senior Debt of Borrower	$

*  (a) all equipment, (b) all securities (i) held that are in default or (ii) determined to be worthless pursuant to any policy of the Borrower, and (c) all non-exchange traded Common Stock.

	Min Asset	Actual Asset
	Coverage	Coverage	Test
Adjusted Asset Coverage (d) / (e):	400.00%

Section 7.7 (b)

The Borrower shall not permit its Senior Debt to at any time exceed the Maximum Permitted Borrowing.

Actual
	Max Borrowing	Borrowing

(a) Maximum amount under Fundamental Policies	$	$
(b) Maximum amount under ICA	$	$
(c) Sum of (A) 50% Max Loan Value of Margin Stock plus (B) Max Loan Value of Non-Margin Assets	$	$
(d) 25% of Pro forma Borrowing Asset Value or Borrowing Asset Value	$	$

Section 7.7 (c)

The Borrower will not permit the Net Asset Value of the Borrower to be less than $250,000,000 at any time.

	NAV floor	Actual NAV (in
	(in USD)	USD)
Net Asset Value	$250,000,000	$

6

Section 7.7 (d)

The Borrower shall not permit the sum of the unused portion of the aggregate Commitments plus cash and cash equivalents on hand at any time to be less than the aggregate amount of the Funding Obligations at such time.

(i) Unused portion of the aggregate Commitments	$0
(ii) Cash & cash equivalents	$0
(a) Total unused Commitments, cash & cash equivalents (i) + (ii)	$0

(b) Aggregate amount of Funding Obligations	$0

	Minimum	Actual
(a) / (b)	1.00

Section 7.8 (c)

The Borrower will not allow an Investment Limitation Default to occur.

	Limitation	Actual
(i) the aggregate Value of all Illiquid Investments of the Borrower exceeds 5% of Total Net Assets;	5.0%		%
(ii) the aggregate Value of all Unrated Investments (excluding the Borrower’s Investments in DIP Loans that are also Unrated Investments (but not in excess of the DIP Loan Amount)) of the Borrower exceeds 25% of Total Net Assets;	25.0%		%
(iii) the aggregate Value of all Distressed Investments (excluding the Borrower’s Investments in DIP Loans that are also Distressed Investments (but not in excess of the DIP Loan Amount)) of the Borrower exceeds 25% of Total Net Assets;	25.0%		%
(iv) the aggregate Value of all Delayed Settlement Loan Collateral exceeds 5% of Total Net Assets;	5.0%		%

7

(v) the aggregate Value, without duplication, of (i) all Distressed Investments of the Borrower (excluding the Borrower’s Investments in DIP Loans that are also Distressed Investments (but not in excess of the DIP Loan Amount)) , plus (ii) all Illiquid Investments of the Borrower, plus (iii) all Unrated Investments of the Borrower (excluding the Borrower’s Investments in DIP Loans that are also Unrated Investments (but not in excess of the DIP Loan Amount)), plus (iv) all Delayed Settlement Loan Collateral, plus (v) non-hedged non-dollar denominated Investments, exceeds 45% of Total Net Assets;

	45.0%	%
(vi) the Borrower makes or maintains any investment in any Asset-Backed Security;	0.0%	%
(vii) the aggregate Value of all Investments of the Borrower issued by any single issuer exceeds 5% of Total Net Assets;	5.0%	%
(viii) the aggregate Value of all Investments of the Borrower in any single industry exceeds 25% of Total Net Assets;	25.0%	%
(ix) the aggregate Value of all Investments of the Borrower denominated in a currency (other than dollars) exceeds 15% of Total Net Assets, or less than 95% of the Value of such Investments is hedged to dollars at all times;	15.0%	%
(x) the aggregate Value of all Investments of the Borrower issued by one or more Persons organized under the laws of a Developed Market Country exceeds 20% of Total Net Assets;	20.0%	%
(xi) the aggregate Value of all Investments of the Borrower issued by a Person who is not organized under the laws of (i) a Developed Market Country, or (ii) the United States of America or a state, province or other political subdivision thereof exceeds 5% of Total Net Assets;	5.0%	%

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(xii) the aggregate Value of all Investments of the Borrower in Preferred Stock exceeds 10% of Total Net Assets;	10.0%	%
(xiii) the aggregate Value of all Investments of the Borrower in subordinated loans and unsecured loans, without duplication, exceeds 5% of Total Net Assets; or	5.0%	%

(xiv) the Borrower enters into any Derivative, repo, reverse repo, securities lending or other similar transaction unless (A) the collateral, if any, received or receivable by the Borrower in connection therewith is solely in the form of cash or short-term U.S. treasury securities, and (B) each counterparty thereto has a minimum senior unsecured unenhanced long term debt rating of at least A- by S&P (or the equivalent rating of another independent rating agency (other than Moody’s) if not so rated by S&P) and at least A3 by Moody’s (or the equivalent rating of another independent rating agency (other than S&P) if not so rated by Moody’s).

	0.0%	%

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SCHEDULE B

List of Secured Hedging Agreements

[To be Completed by Borrower]

10

SCHEDULE C

List of Redeemed Common Shares, Prices and Percentage of Net Asset Value

[To be Completed by Borrower]

ING Senior Income Fund

[Date]

Value of
	shares	Percentage

Aggregate Value of common shares as of [date of previous month-end]	$

Aggregate Value of common shares tendered	$		%

Aggregate Value of common shares repurchased	$		%

Aggregate value of Common Shares issued during the period	$

Aggregate value of Common Shares as of [current date]	$

SCHEDULE D

List of Investments and Current Market Value

[To be Completed by Borrower]

ING SENIOR INCOME FUND - EXHIBIT H

FORM OF SECURITY AGREEMENT

Security Agreement (as the same may be amended, supplemented or otherwise modified from time to time, this “Security Agreement”), dated as of June 25, 2009, by and among ING Senior Income Fund, a Delaware statutory trust (the “Borrower”), and The Bank of Nova Scotia, as Administrative Agent under the Credit Agreement referred to immediately below.

RECITALS

I.             Reference is made to the Credit Agreement, dated as of the date hereof, among the Borrower, the Lenders party thereto and The Bank of Nova Scotia, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

II.            It is a condition precedent to the making of all Loans under the Credit Agreement that the Borrower shall have executed and delivered this Security Agreement.

Therefore, in consideration of the Recitals, the terms and conditions herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and the Administrative Agent on behalf of itself and each other Secured Party hereby agree as follows:

Section 1.              Defined Terms.

(a)           Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

(b)           When used in this Security Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

“Collateral” has the meaning set forth in Section 2.

“Control Agreement” means that Control and Collateral Agency Agreement, dated as of June 25, 2009 among the Borrower, the Administrative Agent, and State Street Bank and Trust Company.

“Custody Account” means, collectively, the accounts (including, without limitation, all Commodity Accounts, Deposit Accounts and Securities Accounts) and other ledger items of the Custodian in which cash, securities, derivatives and other Financial Assets are held for the account of the Borrower under and pursuant to the Custody Agreement.

“Custody Assets” means, as of any time, all of the Accounts, cash, cash equivalents, Chattel Paper, Commodity Contracts, Deposit Accounts, derivatives, Documents, Financial Assets, funds, General Intangibles, Instruments, Investment Property, Money,

Securities Accounts, Supporting Obligations in respect of the foregoing and Proceeds of all of the foregoing, in each case that, at such time, are either in the Custody Account or constitute Loan Collateral.

“Loan Collateral” has the meaning set forth in the Control Agreement.

“Loan Collateral Documents” has the meaning set forth in the Control Agreement.

“NYUCC” means the UCC as in effect in the State of New York on the date of this Security Agreement.

“Obligations” means all of the obligations and liabilities of the Borrower to any of the Secured Parties and the Related Parties thereof under the Loan Documents and each Secured Hedging Agreement, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired.

“Permitted Charge” means a Permitted Lien to the extent that such Permitted Lien is, to the extent permitted pursuant to Section 3(c) of this Security Agreement, senior to the Security Interest created hereby.

“Secured Hedging Agreement” means a Hedging Agreement entered into by the Borrower with any counterparty if at the date of entering into such Hedging Agreement such Person was a Lender or an Affiliate of a Lender and such Person executes and delivers to the Administrative Agent a letter agreement, substantially in the form of Exhibit A hereto, pursuant to which such Person (x) appoints the Administrative Agent as its agent under the applicable Loan Documents and (y) agrees to be bound by the provisions of Article 9, and Sections 10.3 and 10.9, of the Credit Agreement and the provisions of the applicable Loan Documents.

“Secured Parties” means (i) the Administrative Agent, (ii) the Lenders, (iii) unless otherwise agreed upon by it, each counterparty (other than the Borrower or a Related Party thereof) to a Secured Hedging Agreement, (iv) the beneficiaries of the indemnification obligations undertaken by the Borrower under any Loan Document, and (v) the permitted successors and assigns of each of the foregoing.

“UCC” means, with respect to any jurisdiction, Articles 1, 8 and 9 of the Uniform Commercial Code as from time to time in effect in such jurisdiction.

“Unsettled Assets” means Collateral purchased or otherwise acquired by the Borrower or the Custodian to the extent subject to a statutory broker’s lien for payment of the purchase price therefor.

(c)           Except as may otherwise be expressly provided herein, when used in this Security Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC: “Account”, “Adverse Claim”, “Chattel Paper”, “Commodity Account”,

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“Commodity Contract”, “Deposit Account”, “Document”, “Entitlement Order”, “Financial Asset”, “General Intangible”, “Instrument”, “Investment Property”, “Money”, “Proceeds”, “Records”, “Secured Party”, “Securities Account”, “Security Interest”, and “Supporting Obligation” as the same may be modified by the provisions hereof.

Section 2.   Grant of Security Interest. To secure the prompt and complete payment, observance and performance of the Obligations, the Borrower hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a Security Interest in and to all of the Borrower’s right, title and interest in and to the following:

(i)            the Custody Account and the Custody Assets,

(ii)           all cash, cash equivalents, derivatives, Money, Chattel Paper, Financial Assets, Instruments, Investment Property, and General Intangibles,

(iii)          all Supporting Obligations in respect of all of the foregoing; and

(iv)          all Records in respect of all of the foregoing;

in each case, whether now owned or existing or hereafter arising or acquired, together with all of the Proceeds (which shall include all dividends, distributions, accessions and income on and in respect of all of the foregoing and all other rights and benefits in respect thereof) of all of the foregoing (collectively, the “Collateral”).

Section 3.   Representations and Warranties. The Borrower hereby represents and warrants to each of the Secured Parties as follows:

(a)           As of the date hereof, the Borrower is a statutory trust duly formed and validly existing under the laws of the State of Delaware.

(b)           Except as otherwise expressly permitted under this Security Agreement, (i) since the Borrower’s formation, there has been no change in its structure or its jurisdiction of formation, and (ii) since March 1, 2002, there has been no change in its legal name.

(c)           On and after the date hereof, (i) this Security Agreement creates a continuing enforceable Security Interest in the Collateral in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, (ii) there are no Liens upon the Collateral other than Permitted Liens, if any, and (iii) assuming (1) with respect to the Collateral constituting the Custody Account and the Custody Assets (other than Loan Collateral not evidenced by an Instrument), the Custodian performs all of its obligations under the Control Agreement and the Custody Agreement, the Administrative Agent, for the ratable benefit of the Secured Parties, shall have a perfected Security Interest in such Collateral, which Security Interest is prior to all Liens other than the Lien permitted by Section 7.2(e) of the Credit Agreement, and assuming the Administrative Agent has no notice of any Adverse Claim thereto within the meaning of Section 8-105 of the NYUCC, free of any Adverse Claim, and (2) with respect to all Collateral, the presentation for filing of the financing statement, a copy of which is attached hereto as Annex A,

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at the governmental office listed thereon together with the appropriate filing fees therefor, the Administrative Agent, for the ratable benefit of the Secured Parties, shall have a perfected Security Interest in such Collateral, which Security Interest is prior to all Liens other than the Liens permitted by Sections 7.2(a) and 7.2(e) of the Credit Agreement.

Section 4.   Covenants. The Borrower hereby covenants with each of the Secured Parties as follows:

(a)           The Borrower shall not effect or permit any change in its legal name, its form of organization or its jurisdiction of organization, in each case unless it shall provide the Administrative Agent with prior written notice thereof and UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Administrative Agent shall have been filed at the expense of the Borrower in all filing offices designated by the Administrative Agent.

(b)           The Borrower shall, at its own expense, promptly authorize, execute and deliver, as applicable, all certificates, instruments, endorsements, financing and continuation statements and amendments thereto, notices, agreements (including control agreements), and other documents, and take all further action, that the Administrative Agent may reasonably request from time to time in order to perfect and protect the Security Interest granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to the Collateral. In furtherance of the foregoing, the Administrative Agent agrees that all Chattel Paper, Instruments, and certificated Financial Assets constituting Collateral that are delivered to the Administrative Agent or the Custodian by, on behalf of, or for the benefit of, the Borrower shall be in bearer form or in registered form issued or indorsed (with appropriate signature guarantees, to the extent that it is usual and customary for the Custodian to obtain such signature guarantees in the ordinary course of its custody business) to the Administrative Agent or the Custodian, or a nominee of either of them, or in blank. The Borrower also agrees to provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Agreement. If any portfolio assets are acquired by the Borrower after the date hereof (other than assets constituting Collateral that become subject to the Lien of the Security Agreement upon acquisition thereof and other than assets upon which the Administrative Agent has a first perfected Lien), the Borrower will notify the Administrative Agent thereof, and, if requested by the Administrative Agent, the Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, all at the expense of the Borrower.

(c)           To the fullest extent not prohibited by applicable law or any agreement to which it is a party or by which it is bound, the Borrower at its own expense shall furnish to the Administrative Agent such information, reports, statements and schedules with respect to the Collateral as the Administrative Agent may reasonably request from time to time.

(d)           The Borrower at its own expense shall defend the Collateral against all claims of any kind or nature (other than Permitted Liens) of all Persons at any time claiming the

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same or any interest therein adverse to the interests of the Administrative Agent or the Custodian.

(e)           Except as otherwise required by applicable law, the Borrower agrees that, with respect to the Collateral, neither any Secured Party nor the Custodian has any obligation to preserve rights against prior or third parties.

(f)            The only duty of the Administrative Agent with respect to the Collateral delivered to it shall be to use reasonable care in the custody and preservation of the Collateral, and the Borrower agrees that if the Administrative Agent accords the Collateral substantially the same kind of care as it accords its own property or delivers such Collateral over to the Custodian, such care shall presumptively be deemed reasonable. In the event that all or any part of the Chattel Paper, Documents, Instruments, or certificated Financial Assets constituting the Collateral are lost, destroyed or wrongfully taken while in the possession of the Administrative Agent or the Custodian, the Borrower agrees that it will use commercially reasonable efforts to cause the delivery of new Chattel Paper, Documents, Instruments, or certificated Financial Assets, as the case may be, in place of those lost, destroyed or wrongfully taken upon request therefor by the Administrative Agent or the Custodian, without the necessity of any indemnity bond or other security, other than the Administrative Agent’s or the Custodian’s agreement of indemnity upon usual and customary terms therefor.

(g)           Anything herein to the contrary notwithstanding, (i) the Borrower shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by the Administrative Agent or the Custodian of any of its rights hereunder or under the Custody Agreement shall not release the Borrower from any of its duties or obligations under any such contract or agreement, (iii) the Administrative Agent shall not have any obligation or liability, including indemnification obligations, under any such contract or agreement by reason of this Security Agreement or the Custody Agreement, nor shall the Administrative Agent be obligated to perform any of the obligations or duties of the Borrower thereunder, to make any payment, to make any inquiry as to the nature or sufficiency of any payment received by the Borrower or the sufficiency of any performance by any party under any such contract or agreement or to take any action to collect or enforce any claim for payment assigned hereunder and (iv) the Administrative Agent shall not be under any duty to send notices, perform services, exercise any rights of collection, enforcement, conversion or exchange, vote, pay for insurance, taxes or other charges or take any action of any kind in connection with the management of the Collateral.

(h)           The Borrower agrees that it shall not cause or permit any of the Collateral (i) to be subject to any Lien other than Permitted Liens, (ii) to be subject to any prior Lien other than the Liens permitted by Sections 7.2(a) and 7.2(e) of the Credit Agreement. The Borrower agrees that (1) except with respect to Loan Collateral, all Collateral shall be held in the Custody Account, and (2) all Loan Collateral Documents shall be held by the Custodian and all Loan Collateral shall be subject to the Control Agreement.

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Section 5.   Voting and Distributions.

(a)           Unless and until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have delivered to the Borrower a written notice of its intention to exercise the voting and/or other consensual rights and powers referred to in this Section 5 (a “Collateral Notice”):

(i)            The Borrower shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of the Collateral owned or held by it or on its behalf, or any part thereof, for any purpose consistent with the terms of this Security Agreement and the other Loan Documents; provided, however, that the Borrower will not exercise any such right if the result thereof would materially and adversely affect the rights inuring to a holder of the Collateral or the rights and remedies of the Administrative Agent under this Security Agreement or any other Loan Document or the ability of the Administrative Agent to exercise the same.

(ii)           The Administrative Agent shall execute and deliver to the Borrower, or cause to be executed and delivered to the Borrower, all such proxies, powers of attorney and other instruments as the Borrower may reasonably request for the purpose of enabling it to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to Section 5(a)(i) and to receive the cash payments it is entitled to receive pursuant to Section 5(a)(iii).

(iii)          Subject to the Security Interest created hereby and the terms and conditions of the Loan Documents, the Borrower shall be entitled to receive, retain and use any and all dividends, distributions, interest and principal paid on, and Proceeds of, the Collateral owned or held by it or on its behalf.

(b)           Upon receipt by the Borrower of a Collateral Notice in connection with the occurrence or at any time during the continuance of an Event of Default:

(i)            To the extent not prohibited by applicable law, all rights of the Borrower to receive and retain dividends, distributions, interest and principal paid on, and Proceeds of, the Collateral that it is authorized to receive pursuant to Section 5(a)(iii) shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, distributions, interest, principal and Proceeds, as applicable. All dividends, distributions, interest, principal and Proceeds received by or on behalf of the Borrower contrary to the provisions of this Section shall be held in trust for the benefit of the Secured Parties, shall be segregated from other property or funds of the Borrower and shall be forthwith delivered to the Administrative Agent or the Custodian upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this subsection (i) shall be retained by the Administrative Agent in an account to be established in the name of the Administrative Agent (for the ratable interest of the Secured Parties) upon receipt of such money or other property. Subject to the

6

provisions of this subsection (i), such account shall at all times be under the sole dominion and control of the Administrative Agent, and the Administrative Agent shall at all times have the sole right to make withdrawals therefrom and to exercise all rights with respect to the funds and other property from time to time therein or credited thereto, provided that such funds or other property shall not be withdrawn or applied for any purpose other than toward the payment of the Obligations or any costs of collection. After all Events of Default have been either cured (and the Borrower shall have given written notice thereof to the Administrative Agent) or waived in accordance with the terms of the Loan Documents, the Administrative Agent shall promptly pay over to the Custodian all such dividends, distributions, interest, principal and Proceeds (without interest thereon) that the Borrower would otherwise be permitted to retain pursuant to the terms of Section 5(a)(iii) and which remain in such account.

(ii)           To the extent not prohibited under applicable law, all rights of the Borrower to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to Section 5(a)(i), and the obligations of the Administrative Agent under Section 5(a)(ii), shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit, at the Administrative Agent’s sole discretion, the Borrower to exercise such rights. After all Events of Default have been either cured (and the Borrower shall have given written notice thereof to the Administrative Agent) or waived in accordance with the terms of the Loan Documents, the Borrower will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of Section 5(a)(i).

Section 6.   Remedies.

(a)           Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, the Administrative Agent may:

(i)            exercise any and all rights and remedies (x) granted to a Secured Party by the NYUCC or otherwise allowed at law, and/or (y) otherwise provided by this Security Agreement, and

(ii)           dispose of the Collateral as it may choose, so long as every aspect of the disposition, including the method, manner, time, place and terms thereof, is commercially reasonable, and the Borrower agrees that, without limitation, the following are each commercially reasonable: (x) if the Administrative Agent is required by law to give any notice of disposition of the Collateral, the Administrative Agent shall not in any event be required to give more than 5 business days’ prior notice to the Borrower of any such disposition, (y) any place within the City of New York may be designated by the Administrative Agent for disposition, and (z) the Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed

7

therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(b)           To the extent permitted by law, the Borrower hereby expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force, which might delay, prevent or otherwise impede the performance or enforcement of this Security Agreement.

(c)           In view of the position of the Borrower in relation to the Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar applicable law of any other Governmental Authority analogous in purpose or effect (such Act and any such similar law as from time to time in effect being called the “Securities Laws”) with respect to any disposition of the Collateral permitted hereunder. The Borrower understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Collateral under applicable “blue sky” or other state securities laws or similar laws analogous in purpose or effect. The Borrower recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of Collateral to which such restrictions or limitations may (in the reasonable judgment of the Administrative Agent) apply, limit the purchasers to those who will agree, among other things, to acquire such Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. The Borrower acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (i) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Collateral, or any part thereof, shall have been filed under the Securities Laws and (ii) may approach and negotiate with a single potential purchaser to effect such sale. The Borrower acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Collateral at a price that the Administrative Agent may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells any such Collateral.

(d)           The Administrative Agent agrees that it shall not deliver to the Custodian any Entitlement Order (other than in connection with (i) obtaining information with respect to the Collateral, (ii) confirming the Custodian’s compliance with the Control Agreement, or (iii) confirming the Borrower’s compliance with the Loan Documents) or any Notice of Exclusive Control (as defined in the Control Agreement) at any time when no Event of Default exists.

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Section 7.   Notices.

(a)           All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, to the appropriate party hereto at the address therefor set forth in the Credit Agreement.

(b)           All notices and other communications given to any party hereto in accordance with the provisions of this Security Agreement shall be deemed to have been given on the date of receipt.

Section 8.   Waivers; Amendments. Subject to the terms of the Credit Agreement, neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Administrative Agent.

Section 9.   Successors and Assigns. Subject to the terms of the Credit Agreement, the provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted under the Credit Agreement, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lenders. Nothing in this Security Agreement, expressed or implied, shall be construed to confer upon any Person (other than the Secured Parties and the Related Parties thereof) any legal or equitable right, remedy or claim.

Section 10. Counterparts; Integration. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Security Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Section 11. Severability. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 12. Governing Law. This Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 13. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY

9

RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS SECURITY AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 14. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Security Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Security Agreement.

Section 15. Relationship to Credit Agreement. This Security Agreement is the “Security Agreement” under, and as such term is defined in, the Credit Agreement, and is subject to, and shall be construed in accordance with, the provisions thereof applicable hereto.

Section 16. Release of Collateral.

(a)           Upon the request of the Borrower following the later to occur of (i) the earlier to occur of the Commitment Termination Date or such other date as the Borrower shall voluntarily terminate the Commitment in accordance with the terms of the Credit Agreement, and (ii) the payment in full of the Notes and the performance by the Borrower of all of the Obligations and its other liabilities under the Loan Documents outstanding at the time of such payment, the Administrative Agent shall (x) return or cause to be returned to the Borrower all Collateral which shall remain in the possession of the Administrative Agent at such time, and (y) at the sole cost and expense of the Borrower deliver to the Borrower such instruments, UCC termination statements and other documents, and provide for the delivery of such instructions to the Custodian, in each case as the Borrower may reasonably request for the purpose of releasing (in fact and as a matter of record) the Security Interest created by this Security Agreement.

(b)           In the event that the Borrower shall sell, transfer or otherwise dispose of all or any portion of the Collateral (each a “Transfer”), then provided that immediately before and after giving effect thereto no Default shall or would exist, (i) the Secured Parties’ Security Interest created hereby in the Collateral subject to such Transfer shall automatically be released (provided that such Security Interest shall attach to the Proceeds of such Transfer), and (ii) promptly after the request by the Borrower, the Administrative Agent shall, at the sole cost and expense of the Borrower deliver to the Borrower such instruments, UCC termination statements and other documents, and provide for the delivery of such instructions to the Custodian, in each case as the Borrower may reasonably request for the purpose of releasing (in fact and as a matter of record) the Security Interest in the Collateral subject to such Transfer.

Section 17. Liability. This Security Agreement is executed on behalf of the Borrower by the Borrower’s officers as officers and not individually and the obligations imposed

10

upon the Borrower by this Security Agreement are not binding upon any of the Borrower’s trustees, officers or shareholders individually but are binding only upon the Borrower and it assets and other property.

[SIGNATURE PAGE FOLLOWS]

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IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Security Agreement to be duly executed on its behalf.

ING SENIOR INCOME FUND

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as
Administrative Agent

By:
Name:
Title:

EXHIBIT A

TO SECURITY AGREEMENT

FORM OF LETTER AGREEMENT RELATING TO HEDGING AGREEMENTS

[Date]

The Bank of Nova Scotia, as Administrative Agent

One Liberty Plaza, 26th Floor

New York, New York 10006

Attention: John M. Morale

Tel: (212) 225-5062

Fax: (212) 225-5254

The Bank of Nova Scotia, as Administrative Agent

720 King Street West, 2nd Floor

Toronto, ON

Canada M5K1J8

Attention: Rayan Karim

Tel: (212) 225-5705

Fax: (212) 225-5709

Reference is made to the Credit Agreement, dated as of June 25, 2009, among ING Senior Income Fund, a Delaware statutory trust (the “Borrower”), the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) and the Security Documents (each as defined in the Credit Agreement). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned is a Lender or an Affiliate of a Lender and is entering into a Hedging Agreement with the Borrower and desires that such Hedging Agreement be a Secured Hedging Agreement as defined in the Security Agreement. Accordingly, the undersigned hereby (i) appoints the Administrative Agent as its agent under the applicable Loan Documents and (ii) agrees to be bound by the provisions of Article 9 of, and Sections 10.3 and 10.9 of, the Credit Agreement and the applicable provisions of the other Loan Documents.

Very truly yours,

[NAME OF COUNTERPARTY]

By:
Name:
Title:

ANNEX A TO SECURITY AGREEMENT

[Attach Financing Statement]

ING SENIOR INCOME FUND — EXHIBIT I

FORM OF CONTROL AND COLLATERAL AGENCY AGREEMENT

CONTROL AND COLLATERAL AGENCY AGREEMENT (as the same may be amended, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 25, 2009, among ING SENIOR INCOME FUND (together with its permitted successors and assigns, the “Borrower”),THE BANK OF NOVA SCOTIA, as Administrative Agent on behalf of the Secured Parties (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent”), and STATE STREET BANK AND TRUST COMPANY (“State Street”).

RECITALS

WHEREAS, the Borrower and State Street are parties to that certain Custodian and Investment Accounting Agreement, dated as of November 1, 2001 (as amended by a First Amendment to Custodian and Investment Accounting Agreement, dated as of March 1, 2002, a Second Amendment to Custodian and Investment Accounting Agreement, dated as of October 1, 2007, and as from time to time amended, the “Custodial Agreement”), pursuant to which the Borrower has appointed State Street to act as its custodian (in such capacity, together with its permitted successors and assigns, the “Custodian”) for its securities and other assets;

WHEREAS, pursuant to that certain Credit Agreement, dated as of June 25, 2009 (as from time to time amended, supplemented or otherwise modified, the “Credit Agreement”) among the Borrower, the Lenders party thereto (together with their successors and assigns, the “Lenders”) and the Administrative Agent, the Lenders have, subject to the terms and conditions thereof, agreed to make certain advances to the Borrower, and, pursuant to that certain Security Agreement, dated as of June 25, 2009, between the Borrower and the Administrative Agent (as from time to time amended, supplemented or otherwise modified, the “Security Agreement”), the Borrower has granted a security interest in the Pledged Collateral in favor of the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, pursuant to the Security Agreement, the Borrower has agreed to (i) maintain the Pledged Collateral in the Collateral Account (as defined below), and (ii) with respect to Pledged Collateral which constitutes Loan Collateral (as defined below), appoint State Street to act as collateral agent for the benefit of the Administrative Agent and the other Secured Parties; and

WHEREAS, the Borrower desires to provide the Administrative Agent with control of a security entitlement (as defined in Section 8-102(17) of the UCC (as defined below)) in respect of the Pledged Collateral held in the Collateral Account and to perfect the Administrative Agent’s security interest in the Pledged Collateral;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                      Defined Terms. As used in this Agreement, the following terms shall have the meanings indicated:

“Aggregate Custodian’s Advance Amount” means the sum of (i) the aggregate unpaid dollar amount of all outstanding Custodian’s Overdraft Advances of cash, (ii) the aggregate Value (as defined in Section 2(a)(41) of the Investment Company Act), of all Custodian’s Overdraft Advances of assets (other than cash) to the extent not reimbursed by the Borrower, and (iii) the accrued and unpaid interest, if any, on the amounts set forth in clauses (i) and (ii) above.

“Assets” means a collective reference to all items which would be classified as an “asset” on the balance sheet of the Borrower in accordance with GAAP.

“Bond Asset” means any Asset that is a direct interest in a corporate bond obligation.

“Business Day” means any day on which banks are not authorized or required to close in New York City, New York or the New York Stock Exchange is not authorized or required to close.

“Custodian’s Overdraft Advances” means any advance of cash, assets or securities by the Custodian to or for the benefit of the Borrower pursuant to or in connection with the Custodial Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“GAAP” means generally accepted accounting principles in the United States, in effect from time to time, consistently applied.

“Investment Company Act” means the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder, as modified or interpreted by orders of the SEC, or other interpretive releases or letters issued by the SEC or its staff, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Loan Asset” means any Asset that is a direct or participation or subparticipation interest in or assignment or novation of a loan or other extension of credit (other than a Bond Asset).

“Loan Collateral Documents” means with respect to any Loan Asset, each loan agreement, promissory note, participation certificate, collateral security agreement, guarantee and any other agreement or document evidencing, securing, governing or executed in connection with such Loan Asset, including without limitation, the agreements and instruments in respect of which the Borrower acquired such Loan Asset.

“Loan Documents” means, collectively, the Credit Agreement and each promissory note in connection therewith, the Security Agreement, this Agreement, and each

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other agreement, instrument or other document executed or delivered pursuant thereto.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Person” means an individual or a corporation (including a business trust), partnership, trust, incorporated or unincorporated association, joint stock company, limited liability company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Pledged Collateral” means all of the Assets of the Borrower, which assets are subject to a security interest in favor of the Administrative Agent pursuant to the terms of the Security Agreement.

“Proceeds” shall have, with reference to any asset or property, the meaning assigned to it under the UCC and, in any event, shall include, but not be limited to, any and all amounts from time to time paid or payable under or in connection with such asset or property.

“S&P” means Standard & Poor’s Ratings Group, together with its successors.

“SEC” means the Securities and Exchange Commission or any other governmental authority of the United States of America at the time administrating the Securities Act, the Investment Company Act or the Exchange Act.

“Secured Parties” means (i) the Administrative Agent, (ii) the Lenders, (iii) unless otherwise agreed upon by it, each counterparty (other than the Borrower or a Related Party thereof) to a Secured Hedging Agreement (as defined in the Security Agreement), (iv) the beneficiaries of the indemnification obligations undertaken by the Borrower under any Loan Document, and (v) the permitted successors and assigns of each of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

“Specified Loan Collateral Documents” means in respect of any Loan Asset, the Loan Collateral Documents relating to such Loan Asset which constitute “instruments” (as such term is defined in the UCC), including, without limitation, all loan notes and participation certificates evidencing such Loan Asset.

2.                                      Appointment. In addition to and in furtherance of State Street’s duties as Custodian, the Administrative Agent hereby appoints State Street as collateral agent for the Administrative Agent on behalf of the Secured Parties, pursuant to Section 4 hereof (in such capacity, together with its permitted successors and assigns, the “Collateral Agent”) and State Street hereby accepts such appointment. In addition, State Street agrees to act as securities intermediary pursuant to Section 3 hereof (in such capacity, together with its permitted successors and assigns, the “Securities Intermediary”).

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3.                                      Services and Duties of the Securities Intermediary.

(a)                                 Establishment of Collateral Account. The Securities Intermediary has established and will maintain the following accounts: Account Number 348-618-98, ABA Number 011-00002 and Account Number 379-49-922, ABA number 011-00002 (collectively, the “Collateral Account”). The name of the Collateral Accounts is “ING Senior Income Fund”. Each party hereto agrees that (i) the Collateral Account constitutes a “securities account” within the meaning of Article 8 of the Uniform Commercial Code in effect in the State of New York (the “UCC”), and (ii) all property now or hereafter held, credited or carried by, in or to the credit of Collateral Account (other than cash and Loan Assets) shall be treated as “financial assets” within the meaning of Section 8-102(a)(9) of the UCC. For the avoidance of doubt, the Administrative Agent hereby acknowledges that assets issued outside the United States (“Foreign Security System Assets”) and held in the Collateral Account (including those assets held in Euroclear or Clearstream (each a “Foreign Holding Company”)), which are held by the Securities Intermediary, a sub-custodian within the Securities Intermediary’s network of sub-custodians (each a “Sub-Custodian”) or a depository or book-entry system for the central handling of securities and other financial assets in which the Securities Intermediary or the Sub-Custodian are participants (each, a “Securities System”) may not permit the Borrower to have a security entitlement under the UCC with respect to such Foreign Security System Assets. The Securities Intermediary shall not change the name or the account number of the Collateral Account without the prior written consent of the Administrative Agent.

(b)                                 Credit to Collateral Account. The Borrower agrees that none of the financial assets credited to the Collateral Account shall be registered in the name of the Borrower, payable to the order of the Borrower or specially indorsed to the Borrower except to the extent such financial assets have been specially indorsed to the Securities Intermediary or in blank.

(c)                                  Notice of Registration or Endorsement. The Securities Intermediary agrees that it shall promptly notify the Administrative Agent and the Borrower in writing after becoming aware (using reasonable care) that any financial asset which constitutes Pledged Collateral is registered or endorsed in contravention of Section 3(b); provided, however, that the Securities Intermediary shall have no liability hereunder for the failure to deliver such notice except to the extent such failure results from its gross negligence, lack of good faith or willful misconduct.

(d)                                 Acknowledgement of Security Interest. The Securities Intermediary hereby acknowledges the Administrative Agent’s security interest in the Collateral Account, all cash held in or to the credit of the Collateral Account, all investment property (as defined in Section 9-102 of the UCC) from time to time credited to the Collateral Account and all Proceeds of such assets and property including, without limitation, all interest, dividends, stock dividends, stock splits and other money or property of any kind received, receivable, distributed or distributable in respect of such assets or property (collectively, the “Control Assets”). From time to time prior to the Securities Intermediary’s receipt of a Notice of Exclusive Control and after all previous Notices of Exclusive Control have been revoked in writing by the Administrative Agent, the Borrower shall designate in writing to the Securities Intermediary the Assets to be

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credited to the Collateral Account and the Securities Intermediary shall credit such Assets to the Collateral Account.

(e)                                  Entitlement Orders. The Securities Intermediary irrevocably agrees that, upon the Securities Intermediary’s receipt from the Administrative Agent of a Notice of Exclusive Control, it shall promptly and fully (and in any event no later than the Business Day immediately succeeding the day on which any entitlement order originated by the Administrative Agent is received by the Securities Intermediary) comply with “entitlement orders” (as that term is defined in Section 8-102(a)(8) of the UCC) originated by the Administrative Agent and concerning any Control Assets, including without limitation any cash in the Collateral Account, without the further consent of the Borrower, including without limitation any entitlement order originated by the Administrative Agent instructing the Securities Intermediary to deliver any or all of the Control Assets to the Administrative Agent or its designees. Except as provided in Section 3(f), below, the Securities Intermediary also will comply with entitlement orders or other instructions concerning the Collateral Account or any Control Assets that are originated by one or more Persons authorized to give instructions on behalf of the Borrower under the Custodial Agreement (the “Borrower’s Authorized Representatives”). The Administrative Agent hereby covenants and agrees with the Borrower that the Administrative Agent will not originate entitlement orders to, or send or deliver a Notice of Exclusive Control to, the Securities Intermediary concerning the Control Assets unless an “Event of Default” (as defined in the Credit Agreement) has occurred and is continuing. The foregoing covenant of the Administrative Agent is for the benefit of the Borrower and shall not constitute a limitation on the obligation of the Securities Intermediary to act upon and comply with any entitlement orders concerning the Control Assets that are originated by the Administrative Agent at any time.

(f)                                   Notice of Exclusive Control. The Securities Intermediary agrees that following its receipt from the Administrative Agent of a notice substantially in the form of Annex A hereto in accordance with Section 3(e) hereof (the “Notice of Exclusive Control”), the Securities Intermediary shall not, unless such Notice of Exclusive Control has been revoked in writing by the Administrative Agent (i) sell, dispose of or encumber any Control Assets or release any Control Assets except pursuant to an entitlement order from the Administrative Agent or (ii) follow any entitlement order or other instruction of the Borrower in respect of any Control Assets; provided that in respect of any transaction involving any Control Asset which is in the process of being executed at the time of the Securities Intermediary’s receipt of a Notice of Exclusive Control in accordance with Section 3(e) hereof, the Securities Intermediary agrees to comply with this Section 3(f) within a reasonable amount of time. The Administrative Agent agrees on the date hereof and from time to time hereafter to provide the Securities Intermediary with a certificate in the form of Annex B hereto which sets forth the names and signatures of its representatives who are authorized to give the Securities Intermediary instructions and entitlement orders concerning the Collateral Account and the Pledged Collateral (the “Agent Authorized Representatives”). Until the Securities Intermediary has received a subsequent authorized representative certificate in the form of Annex B attached hereto from the Administrative Agent, the Securities Intermediary shall be entitled to conclusively rely on the last authorized representative certificate delivered to it by the Administrative Agent hereunder for the purpose of determining the authorized representatives of the Administrative Agent.

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(i)                                     Until the Securities Intermediary shall have received a Notice of Exclusive Control or if all previous Notices of Exclusive Control have been revoked in writing by the Administrative Agent, the Securities Intermediary shall hold and administer the Control Assets as if no Notice of Exclusive Control has been received. The Administrative Agent agrees that if it has delivered a Notice of Exclusive Control to the Securities Intermediary and thereafter the Borrower has established to the reasonable satisfaction of the Administrative Agent that no Default or Event of Default (as defined under the Credit Agreement) shall be continuing, it shall deliver to the Securities Intermediary a notice revoking such Notice of Exclusive Control; provided that nothing herein (other than the penultimate sentence of Section 3(e)) shall be deemed to limit the ability of the Administrative Agent to deliver any subsequent Notice of Exclusive Control.

(ii)                                  The Securities Intermediary shall have no responsibility or liability to the Administrative Agent for settling trades of financial assets carried in the Collateral Account at the direction of and in accordance with the “proper instructions” (as defined in the Custodial Agreement) given in accordance with the Custodial Agreement, or for complying with entitlement orders concerning any Control Assets, which is received by the Securities Intermediary prior to receipt of a Notice of Exclusive Control. The Securities Intermediary shall have no responsibility or liability to the Borrower for complying with a Notice of Exclusive Control or complying with entitlement orders concerning any Control Assets originated by an Agent Authorized Representative at any time. The Securities Intermediary shall have no duty to investigate or make any determination as to whether a Default or an Event of Default exists under the Credit Agreement and the Securities Intermediary shall comply with a Notice of Exclusive Control notwithstanding that it may believe or the Borrower may allege that no such Default or Event of Default exists.

(g)                                  Confirmation of Pledged Collateral. The Securities Intermediary shall deliver to the Administrative Agent on the fifth (5th) Business Day of each month (or more frequently as the Administrative Agent shall reasonably request), a report in reasonable detail on the Pledged Collateral held in the Collateral Account, including without limitation, in respect of the Pledged Collateral maintained in securities accounts with foreign sub-custodians, the identity, location and the specific Pledged Collateral maintained by each such foreign sub-custodian and all Loan Collateral (as defined below) held by State Street as Collateral Agent pursuant to Section 4.

4.                                      Services and Duties of the Collateral Agent.

(a)                                 The Collateral Agent agrees to hold all Pledged Collateral which constitutes (i) cash held in the Collateral Account and (ii) Loan Assets and all Proceeds of such Loan Assets, including, without limitation, all interest and other money or property of any kind distributed in respect of such Loan Assets and all Loan Collateral Documents evidencing, governing or representing the Borrower’s ownership in or the Borrower’s interest in such Loan Asset, which are delivered to State Street as Custodian by the Borrower or by a third party at the direction of the Borrower, including without limitation all loan notes, certificates and other “instruments” within the meaning of the UCC (the “Loan Collateral”), as agent of the

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Administrative Agent on behalf of the Secured Parties. The Collateral Agent acknowledges that it holds and will hold possession of such collateral for the benefit of the Administrative Agent and the other Secured Parties and that this Agreement constitutes notice in accordance with applicable law of the Administrative Agent’s security interest in such collateral, and the Collateral Agent does hereby consent thereto. The Collateral Agent shall maintain continuous possession in the Commonwealth of Massachusetts of all Loan Collateral Documents delivered to State Street as Custodian relating to the Loan Collateral as agent of the Administrative Agent on behalf of the Secured Parties. The parties hereto acknowledge that purchases and sales of Loan Collateral are not made against delivery of such Loan Collateral, and the Collateral Agent shall have no liability for payment made for any Loan Collateral without delivery and shall have no liability in respect of its duties and obligations under this Agreement until the Collateral Agent receives such Loan Collateral.

(b)                                 The Collateral Agent shall remit all amounts received by it in respect of the Loan Collateral and all Proceeds thereof to the Collateral Account.

(c)                                  Until the Collateral Agent receives a Notice of Exclusive Control or if all previous Notices of Exclusive Control have been revoked in writing by the Administrative Agent, the Collateral Agent shall comply with the instructions of the Borrower’s Authorized Representative in respect of the cash maintained in the Collateral Account and the Loan Collateral. The Collateral Agent agrees that following its receipt from the Administrative Agent of a Notice of Exclusive Control the Collateral Agent shall not, unless such Notice of Exclusive Control has been revoked in writing by the Administrative Agent, (i) sell, dispose of or encumber such cash maintained in the Collateral Account or any Loan Collateral except pursuant to the instructions of the Administrative Agent (other than in connection with the exercise by State Street of its rights as a secured party under the Custodial Agreement), or (ii) follow any instruction of the Borrower in respect of any such cash maintained in the Collateral Account or any Loan Collateral; provided that in respect of any transaction involving the Loan Collateral which is in the process of being executed at the time of the Collateral Agent’s receipt of a Notice of Exclusive Control in accordance with Section 3(e) hereof, the Securities Intermediary agrees to comply with this Section 4(c) within a reasonable amount of time.

(d)                                 Each of the Administrative Agent and the Borrower acknowledge that Loan Assets are held by State Street under the following terms and conditions:

(i)                                     Instruments, certificates, agreements and/or other Loan Collateral Documents which State Street may receive in respect of Loan Assets, if any (collectively “Financing Documents”), from time to time, shall be held by State Street at its offices in Boston, Massachusetts.

(ii)                                  State Street shall accept such Financing Documents, if any, in respect of Loan Assets as may be delivered to it from time to time by the Borrower. State Street shall be under no obligation to examine the contents or determine the sufficiency of any such Financing Documents or to provide any certification with respect thereto, whether received by State Street as original documents, photocopies, by facsimile or otherwise. Without limiting the foregoing, State Street is under no duty to examine any such Financing Documents to determine whether necessary steps have been taken or

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requirements met in respect of the assignment or transfer of the related Loan Asset or applicable interest or participation therein. State Street shall be entitled to assume the genuineness, sufficiency and completeness of any Financing Documents received, and the genuineness and due authority of any signature appearing thereon.

(iii)                               Notwithstanding any term of this Agreement to the contrary, with respect to any Loan Assets, (a) State Street shall be under no obligation to determine, and shall have no liability for, the sufficiency of, or to require delivery of, any instrument, document or agreement constituting, evidencing or representing such Loan Asset, other than to receive such Financing Documents, if any, as may be delivered or caused to be delivered to it by the Borrower (or the Borrower’s investment adviser (the “Adviser”)), (b) without limiting the generality of the foregoing, delivery of any such Loan Asset may be made to State Street by, and may be represented solely by, delivery to State Street of a facsimile or photocopy of an assignment agreement (an “Assignment Agreement”) or a confirmation or certification from the Borrower (or the Adviser) to the effect that it has acquired such Loan Asset and/or has received or will receive, and will deliver to State Street, appropriate Financing Documents constituting, evidencing or representing such Loan Asset (such confirmation or certification, together with any Assignment Agreement, collectively, an “Assignment Agreement or Confirmation”), in any case without delivery of any promissory note, participation certificate or similar instrument (collectively, an “Instrument”), (c) if an original Instrument shall be or shall become available with respect to any such Loan Asset, it shall be the sole responsibility of the Borrower (or the Adviser acting on its behalf) to make or cause delivery thereof to State Street, and State Street shall be under no obligation at any time or times to determine whether any such original Instrument has been issued or made available with respect to such Loan Asset, and shall not be under any obligation to compel compliance by the Borrower to make or cause delivery of such Instrument to State Street, and (d) any reference to Financing Documents appearing herein shall be deemed to include, without limitation, any such Instrument and/or Assignment Agreement or Confirmation.

(iv)                              State Street shall have no responsibilities or duties whatsoever with respect to Loan Assets or the Financing Documents, except for such responsibilities as are expressly set forth herein or in the Custodial Agreement. Without limiting the generality of the foregoing, State Street shall have no obligation to preserve any rights against prior parties or to exercise any right or perform any obligation in connection with the Loan Assets or any Financing Documents (including, without limitation, no obligation to take any action in respect of or upon receipt of any consent solicitation, notice of default or similar notice received from any bank agent or obligor, except that State Street shall undertake reasonable efforts to forward any such notice to the Borrower or the Adviser). In case any question arises as to its duties hereunder, State Street may request instructions from the Borrower and shall be entitled at all times to refrain from taking any action unless it has received “proper instructions” (as defined in the Custodial Agreement) from the Borrower or the Adviser (or, after State Street’s receipt of a Notice of Exclusive Control (unless such Notice of Exclusive Control has been revoked in writing by the Administrative Agent), instructions from the Administrative Agent) and State Street shall in all events have no liability, risk or cost for any action taken, with

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respect to a Loan Asset, pursuant to and in compliance with the instructions of such parties.

(v)                                 Prior to its receipt of a Notice of Exclusive Control, State Street shall promptly, upon the Borrower’s request, release to the Borrower, the Adviser or to any party as the Borrower or the Adviser may specify, any Financing Documents being held on behalf of the Borrower. Without limiting the foregoing, State Street shall not be deemed to have or be charged with knowledge of the sale of any Loan Asset, unless and except to the extent it shall have received written notice and instruction from the Borrower (or the Adviser on its behalf) with respect thereto, and except to the extent it shall have received the sale proceeds thereof.

(vi)                              In no event shall State Street be under any obligation or liability to make any advance of its own funds in respect of any Loan Asset.

With respect to each Loan Asset held by State Street in accordance with the provisions hereof, the Borrower shall (a) cause the Specified Loan Collateral Documents evidencing such Loan Asset to be delivered to State Street; (b) take, or cause the Adviser to take, all actions necessary to acquire good title to such Loan Asset (or the participation therein, as the case may be), as and to the extent intended to be acquired; and (c) cause State Street to be named as its nominee for payment purposes under the Loan Collateral Documents relating to each such Loan Asset or otherwise provide for the direct payment of such loan payments to State Street. State Street shall be entitled to rely upon the Loan Asset information provided to it by the Borrower (or the Adviser on its behalf) without any obligation on the part of State Street independently to verify, investigate, recalculate, update or otherwise confirm the accuracy or completeness thereof; and State Street shall have no liability for any delay or failure on the part of the Borrower in providing necessary Loan Asset information to State Street, or for any inaccuracy therein or incompleteness thereof. With respect to each such Loan Asset, State Street shall be entitled to rely on any information and notices it may receive from time to time from the related bank agent, obligor or similar party with respect to the related Loan Asset, and shall be entitled to update its records on the basis of such information or notices received, without any obligation on its part independently to verify, investigate or recalculate such information.

5.                                      Standard of Care. In connection with State Street’s performance of its obligations hereunder, the parties hereto agree as follows:

(a)                                 In the performance of its duties as Custodian under the terms of this Agreement, State Street shall exercise the same degree of care and diligence in performing all of its obligations hereunder as is required under the Custodial Agreement; provided, however, that State Street shall not be responsible for the creation, validity, perfection, priority or enforceability of any security interest in favor of the Administrative Agent on behalf of any of the Secured Parties, unless the failure thereof is the result of (i) the material breach by State Street of any express representation, warranty, covenant or agreement set forth in Sections 3, 4 and 9 of this Agreement, or (ii) the gross negligence, lack of good faith or willful misconduct of State Street.

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(b)                                 State Street shall have no responsibilities, obligations or duties other than those expressly set forth in this Agreement and the Custodial Agreement, and no implied duties, responsibilities or obligations shall be read into this Agreement against State Street; without limiting the generality of the foregoing, State Street shall have no duty to preserve, exercise or enforce rights in the financial assets (against prior parties or otherwise).

(c)                                  As between the Borrower and State Street, except as expressly stated herein, the rights and liabilities of each to the other shall be governed by the provisions of the Custodial Agreement. “Proper instructions” (as defined in the Custodial Agreement) given in accordance with the terms of the Custodial Agreement to State Street hereunder shall also constitute “proper instructions” (as defined in the Custodial Agreement) under the Custodial Agreement.

(d)                                 As between State Street and the Administrative Agent, notwithstanding any provision contained herein or in any other document or instrument to the contrary, State Street shall not be liable for any action taken or omitted to be taken at the instruction of the Administrative Agent or any action taken or omitted to be taken under or in connection with this Agreement, except for State Street’s own gross negligence, lack of good faith or willful misconduct.

(e)                                  In no event shall State Street be liable for indirect, special, punitive or consequential damages even if advised of the possibility of such damages. Without limiting the generality of the foregoing, and notwithstanding any provision to the contrary contained herein, State Street:

(i)                                     may in any instance where State Street reasonably determines that it lacks authority to take or refrain from taking certain action, or as to the requirements of this Agreement under any circumstance before it, delay or refrain from taking action unless and until it has received appropriate instructions hereunder; provided, however, that under no circumstances shall this clause (i) be construed as requiring the Securities Intermediary to obtain the consent of the Borrower in order to comply with any entitlement order originated by the Administrative Agent hereunder;

(ii)                                  may consult with legal counsel, independent public accountants, or other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such experts;

(iii)                               except as expressly set forth in Section 3(c), will have no duty to ascertain or inquire as to the performance or observance by the Borrower of any of the terms, conditions or covenants of this Agreement or to inspect the property, books or records of the Borrower;

(iv)                              except for the representations of State Street set forth in Section 9, will not be responsible for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement;

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(v)                                 will not incur any liability by acting or not acting in reliance upon any notice, consent, certificate, statement or other instrument or writing reasonably believed by it to be genuine and to be signed or sent by the proper party or parties;

(vi)                              will not incur liability for any notice, consent, certificate, statement, wire instruction, telecopy, or other writing which is delayed, canceled or changed without the actual knowledge of State Street;

(vii)                           shall not be deemed to have or be charged with notice or knowledge of any fact or matter unless a written notice thereof has been received by State Street at the address designated in (or as subsequently designated pursuant to) this Agreement;

(viii)                        shall not be required by any provision of this Agreement to expend or risk State Street’s own funds, or to take any action (including but not limited to the institution or defense of legal proceedings) which in its reasonable judgment could cause it to incur or suffer any significant expense or liability (including but not limited to reasonable attorneys’ fees and disbursements), unless and until security or indemnity in form and amount reasonably satisfactory to State Street shall have been provided therefor;

(ix)                              shall not incur any liability for acts or omissions of any domestic or foreign depository or book-entry system for the central handling of financial assets except to the extent provided in the Custodial Agreement; and

(x)                                 except as expressly set forth herein, shall not be responsible for the title, validity or genuineness of any financial asset carried in the Collateral Account.

6.                                      Indemnity. In addition to the indemnity of State Street under the Custodial Agreement, the Borrower agrees to indemnify and hold State Street harmless against any losses, claims, liabilities and damages (excluding any income taxes), whether direct or indirect, incurred by State Street as a consequence of any action taken or omitted to be taken by it in the performance of its obligations hereunder, with the exception of any losses, claims, liabilities and damages arising from or in connection with any breach by State Street of the standard of care set forth in Section 5.

7.                                      Compliance with Legal Process and Judicial Orders. State Street shall have no responsibility or liability to the Borrower, the Administrative Agent or any other person or entity for acting in accordance with any judicial or arbitral process, order, writ, judgment or decree relating to the financial assets subject to this Agreement notwithstanding that such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

8.                                      Force Majeure. As between the Borrower and State Street, the force majeure provisions of the Custodial Agreement shall govern this Agreement. As between the Administrative Agent and State Street, State Street shall in no event be liable for any delay or failure to perform its obligations hereunder resulting from causes beyond its control, including, without limitation, acts of God, strikes, lockouts, riots, acts of war or terrorism, market disorder,

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epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

9.                                      Representations and Warranties; Covenants.

(a)                                 Each of the parties to this Agreement represents and warrants to the other parties to this Agreement as follows:

(i)                                     it is duly organized and existing under the laws of the jurisdiction of its organization with full power and authority to execute and deliver this Agreement and to perform all of the duties and obligations to be performed by it under this Agreement; and

(ii)                                  this Agreement has been duly authorized, executed and delivered by it, and constitutes its valid, legal and binding obligation enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights in general or by general principles of equity whether considered in a proceeding at law or equity.

(b)                                 State Street represents, warrants, covenants, agrees and confirms that as of the date hereof, and at all times until the termination of the Collateral Account with the consent of the Administrative Agent:

(i)                                     it shall be a “securities intermediary” (as defined in UCC Section 8-102(a)(14)) of the Borrower and shall be acting in that capacity with respect to the Collateral Account;

(ii)                                  with respect to the Collateral Account, the Custodial Agreement is hereby amended to provide that for purposes of Article 8 and 9 of the Uniform Commercial Code, the Custodian’s jurisdiction as securities intermediary is the State of New York;

(iii)                               State Street shall be a “Securities Intermediary” and a “Participant” within the meaning of the United States Regulations. “United States Regulations” means 31 C.F.R. Part 357; 12 C.F.R. Part 615, Subparts 0, R and S; 12 C.F.R. Part 912; 12 C.F.R. Part 1511; 24 C.F.R. Part 81; 31 C.F.R. Part 354; and 18 C.F.R. Part 1314;

(iv)                              there are no other agreements entered into between State Street and the Borrower with respect to the Collateral Account except for this Agreement, the Custodial Agreement and the related fee agreement;

(v)                                 State Street has not entered into, and until the termination of this Agreement will not enter into, any agreement (other than the Custodial Agreement) with any other person or entity relating to the Collateral Account and/or any Control Assets under which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other person or entity; and

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(vi)                              State Street has not entered into, and until the termination of this Agreement will not enter into, any agreement with the Borrower, the Administrative Agent or any other person or entity purporting to limit or condition the obligation of State Street to comply with entitlement orders as set forth in this Agreement.

(c)                                  Except for the claims and interest of the Borrower and Secured Parties in the Collateral Account, State Street does not have actual knowledge of any claim to, or interest in, the Collateral Account or in any of the Pledged Collateral other than as referenced in Section 10 below. If any person or entity asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or any of the Pledged Collateral, State Street will promptly notify the Administrative Agent and the Borrower in writing thereof.

(d)                                 State Street agrees that it shall promptly upon the reasonable request of the Administrative Agent make available to the Administrative Agent copies of its books, records and accounts to the extent relating to the Pledged Collateral and shall permit the officers, partners, employees and accountants of State Street to discuss the foregoing with the Administrative Agent and its designees during normal business hours upon reasonable notice.

(e)                                  Upon the reasonable request of the Administrative Agent, State Street will use commercially reasonable efforts to make available to the Administrative Agent or its designees making such request during normal business hours upon reasonable notice copies of the books and records of any foreign banking institution employed as a foreign sub-custodian under the Custodial Agreement to the extent such books and records relate to the Pledged Collateral.

(f)                                   Each of the representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement.

10.                               Subordination of Lien; Custodian Overdraft Advances.

(a)                                 In the event that State Street (as Securities Intermediary, Custodian, Collateral Agent or otherwise) has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Collateral Account or the Pledged Collateral, State Street (as Securities Intermediary, Custodian, Collateral Agent or otherwise) hereby agrees that such security interest to the extent that it secures amounts owing to it other than in respect of any Custodian’s Overdraft Advances is subordinate to the security interest of the Administrative Agent on behalf of the Secured Parties. The Pledged Collateral will not be subject to deduction, set-off, recoupment, banker’s lien, or any other right in favor of any person or entity other than the Borrower and the Secured Parties, except (x) in respect of the subordinated security interest of State Street referred to above, and (y) in respect of the lien securing the Custodian’s Overdraft Advances. In addition, State Street expressly agrees that it shall not utilize any Pledged Collateral or dispose of any Pledged Collateral to satisfy any obligation of the Borrower to State Street (as Securities Intermediary, Custodian, Collateral Agent or otherwise) under this Agreement, the Custodial Agreement or any other agreement or document (i) except as expressly

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permitted by, and subject to the conditions set forth in, clauses (x) and (y) above, and (ii) without giving the Borrower and the Administrative Agent prompt notice thereof.

(b)                                 The Custodian agrees that Custodian Overdraft Advances shall consist only of advances of cash or securities that the Custodian may from time to time make to, or for the benefit of, the Borrower under the Custodial Agreement.

11.                               Conflict with Other Agreements. With respect to the rights and remedies of the Administrative Agent under this Agreement and the obligations of State Street and the Borrower under this Agreement in favor of or for the benefit of the Administrative Agent hereunder, in the event of a conflict between this Agreement and the Custodial Agreement or any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail. Except as otherwise expressly provided herein (including without limitation, the immediately preceding sentence) as between the Borrower and State Street, nothing in this Agreement shall be construed to modify or supersede any provision of the Custodial Agreement.

12.                               Further Agreements.

(a)                                 After the Administrative Agent has delivered a Notice of Exclusive Control to State Street, unless such Notice of Exclusive Control is revoked in writing by the Administrative Agent, the Borrower agrees that it shall not give any instruction to State Street in respect of the Pledged Collateral without the prior written consent of the Administrative Agent.

(b)                                 The Administrative Agent agrees that it shall, promptly after becoming aware of State Street’s failure to perform or observe any term, covenant or agreement on its part to be performed or observed hereunder, deliver to the Borrower and State Street notice thereof setting forth in reasonable detail the circumstances of such failure.

13.                               Expenses. All reasonable expenses (including reasonable attorneys’ fees and expenses) incurred by State Street in connection with the preparation, execution and delivery of this Agreement shall be paid by the Borrower.

14.                               Notices., Communications. Unless otherwise provided herein, all notices or other communications called for by this Agreement shall be given in writing, or by facsimile transmission. Until notice is given to the contrary in accordance with this Section 14, all notices or other communications to the respective parties shall be directed to:

If to State Street:

State Street Bank and Trust Company

801 Pennsylvania Ave.

Kansas City, MO 64105

Attention: VP — ING Funds Services

Telephone: (816) 871-4100

Facsimile: (816) 871-9648

With a copy to

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State Street Bank and Trust Company

801 Pennsylvania Ave.

Kansas City, MO 64105

Attention: Managing Counsel

Telephone: (816) 871-4100

Facsimile: (816) 871-9675

If to the Borrower:

ING Senior Income Fund

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

Attention: Elliot A. Rosen, Senior Vice President

Telephone No.: (480) 477-2220

Facsimile No.: (860) 275-2912

With a copy to:

ING Investment Management Co.

7337 East Doubletree Ranch Road

Scottsdale, AZ 85258

Attention: William H. Rivoir III, Esq.

Telephone No.: (480) 477-2114

Facsimile No.: (480) 477-2711

If to the Administrative Agent:

The Bank of Nova Scotia

One Liberty Plaza, 26th Floor

New York, New York 10006

Attention: John M. Morale

Telephone: (212) 225-5062

Facsimile: (212) 225-5254

With a copy to:

The Bank of Nova Scotia

720 King Street, 2nd Floor

Toronto, Canada M5V2T3

Attention: Rayan Karim

Telephone No.: (212) 225-5705

Facsimile No.: (212) 225-5709

15.                               Assignment. All of the terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; provided, that neither the Borrower nor State Street may assign or transfer any of its rights or obligations hereunder without the prior written consent of the other parties hereto. The Administrative Agent may assign all or any portion of its rights and obligations under this

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Agreement to an assignee permitted under the Credit Agreement, provided it provides prior written notice of such assignment to State Street and the Borrower.

16.                               Counterparts. This Agreement may be executed simultaneously in any number of counterparts each of which when so executed and delivered shall be an original but all of which shall constitute but one and the same document.

17.                               Governing Law. This Agreement and the rights and obligations of the parties with respect to the Collateral Account shall be governed by and construed in accordance with the laws of the State of New York, including applicable provisions of the UCC. The Borrower hereby submits to the jurisdiction of any New York State or United States Federal court sitting in New York County over any action or proceeding arising out of or relating to this Agreement, and the Borrower hereby agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State or Federal court.

18.                               Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

19.                               Amendment. This Agreement may not be amended, waived, modified or, except as provided in Section 21 below, terminated other than by an instrument in writing signed by each of the parties hereto.

20.                               Reserved.

21.                               Termination of Agreement; Replacement of Custodian.

(a)                                 The Administrative Agent may terminate this Agreement at any time upon written notice to the Borrower and State Street. State Street may terminate this Agreement upon thirty (30) days’ prior written notice to each of the other parties hereto. No such termination shall be effective until the appointment of and acceptance by a replacement custodian in accordance with clause (c).

(b)                                 If the Administrative Agent notifies State Street in writing that the Administrative Agent’s security interest in the Pledged Collateral has terminated, this Agreement will immediately terminate.

(c)                                  Upon the termination of State Street as Custodian for the Borrower pursuant to this Agreement, the Custodian Agreement or otherwise, the Borrower will as soon as practicable appoint a replacement custodian in compliance with the requirements of the Investment Company Act, and subject to the approval of the Administrative Agent, which approval may not be unreasonably withheld. In the event that the Borrower has not appointed a replacement custodian by the close of business ten (10) Business Days following written notice of termination from the Administrative Agent, the Borrower shall appoint the replacement custodian recommended by the Administrative Agent, provided that such custodian meets the requirements of the Investment Company Act. In the event that no successor has been so appointed within 45 days after the date of State Street’s notice of termination of the Custodial

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Agreement or notice of its resignation hereunder, State Street shall be entitled to petition a court of competent jurisdiction to appoint a successor. State Street agrees that it will use commercially reasonable efforts to assist in the transfer of custodial duties to the replacement custodian.

22.                               Survival. The provisions of Sections 5 and 6 shall survive the termination of this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as an instrument under seal by its duly authorized officer as of the date written above.

STATE STREET BANK AND TRUST COMPANY, as Securities Intermediary and as Collateral Agent

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as Administrative Agent for the Secured Parties

By:
Name:
Title:

ING SENIOR INCOME FUND, as Borrower

By:
Name:
Title:

ANNEX A

The Bank of Nova Scotia

One Liberty Plaza

New York, New York 10006

State Street Bank and Trust Company

801 Pennsylvania Ave.

Kansas City, MO 64105

Attention: VP — ING Funds Services

NOTICE OF EXCLUSIVE CONTROL

We hereby instruct you pursuant to the terms of that certain Control and Collateral Agency Agreement dated as of June 25, 2009 (as from time to time amended and supplemented, the “Control Agreement”) among The Bank of Nova Scotia, as Administrative Agent, you and ING Senior Income Fund (together with its successors and assigns, the “Borrower”) that (until the undersigned revokes this notice in writing) you (i) shall not follow any instructions or entitlement orders of the Borrower in respect of the Pledged Collateral (as defined in the Control Agreement), and (ii) shall exclusively follow the entitlement orders and instructions of the undersigned in respect of the Pledged Collateral.

Very truly yours,

THE BANK OF NOVA SCOTIA, as Administrative Agent

By:
Its:

ANNEX B

AUTHORIZED REPRESENTATIVE CERTIFICATE (ADMINISTRATIVE AGENT)

I, the undersigned authorized signatory on behalf of The Bank of Nova Scotia (the “Administrative Agent”), DO HEREBY CERTIFY that:

1.                                      This Authorized Representative Certificate is furnished pursuant to Section 3(f) of that certain Control and Collateral Agency Agreement dated as of June 25, 2009 (as from time to time amended, the “Control Agreement”) among ING Senior Income Fund, The Bank of Nova Scotia, as Administrative Agent, and State Street Bank and Trust Company (the “Securities Intermediary”).

2.                                      The below named persons are each hereby designated as an Agent Authorized Representative, and each is hereby authorized to execute on behalf of the Administrative Agent and deliver to the Securities Intermediary written notice, instructions and entitlement orders concerning the Collateral Account and the Pledged Collateral, as such terms are defined in the Control Agreement:

Name	Office or Capacity	Signature

WITNESS my hand as of this    day of               , 20     .

THE BANK OF NOVA SCOTIA

By:
Name:
Title: